    As filed with the Securities and Exchange Commission on September 2, 1998
                                                      Registration No. 333-_____
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             REGISTRATION STATEMENT
                                  ON FORM SB-2
                        UNDER THE SECURITIES ACT OF 1933

                         SALIVA DIAGNOSTIC SYSTEMS, INC.
--------------------------------------------------------------------------------
           (Name of Small Business Issuer as Specified in its Charter)

                                    Delaware
--------------------------------------------------------------------------------
                            (State of Incorporation)

                                      3841
--------------------------------------------------------------------------------
            (Primary Standard Industrial Classification Code Number)

                                   91-154-9305
--------------------------------------------------------------------------------
                     (I.R.S. Employer Identification Number)

                              11719 NE 95th Street
                           Vancouver, Washington 98682
                                 (360) 696-4800
--------------------------------------------------------------------------------
    (Address and telephone number of registrant's principal executive office)
                        and principal place of business)

                         Kenneth J. McLachlan, President
                         Saliva Diagnostic Systems, Inc.
                              11719 NE 95th Street
                           Vancouver, Washington 98682
                                 (360) 696-4800

            (Name, address and telephone number of agent for service)

                  Please send a copy of all communications to:

                                  LaDawn Naegle
                                 Bryan Cave LLP
                              700 13th Street, N.W.
                              Washington, DC 20005
                                 (202) 508-6046

       Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

       If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [ X ]

       If this form is registering additional securities pursuant to Rule 462(b) under the Securities Act please check the following box and list the Securities Act registration statement number of the earlier effective registration
statement for the offering. [   ]

       If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering. [   ]

       If delivery of the prospectus is expected to be made pursuant to Rule 434
please check the following box. [   ]

       The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------
                                         Proposed              Proposed
Title of each                            maximum               maximum
class of securities   Amount to be       offering price per    aggregate             Amount of
to be registered      registered(1)      unit (2)              offering price (1)    registration fee(3)
---------------------------------------------------------------------------------------------------------
Common Stock,
par value $.01
per share             1,869,262 shares         $1.34              $2,504,811             $738.92
---------------------------------------------------------------------------------------------------------

(1) Does not include a presently indeterminate number of shares issued or issuable upon conversion of or otherwise in respect of Registrant's 1998-B Convertible Preferred Stock, as such numbers may be adjusted in accordance with Rule 416.

(2) Estimated solely for purposes of determining the registration fee pursuant to Rule 457(c), based upon the average of the closing bid and ask prices for the Common Stock of $1.34 on September 1, 1998, as reported on the OTC Bulletin Board.

                                   PROSPECTUS

                         SALIVA DIAGNOSTIC SYSTEMS, INC.

                                  COMMON STOCK

       Saliva Diagnostic Systems, Inc. (the "Company") is registering for resale up to 1,869,262 shares of its common stock, $.01 par value (the "Common Stock"), which include (i) 1,844,262 shares which may be issued upon the conversion of 1,500 shares of the Company's 1998-B Convertible Preferred Stock, par value $.01 per share (the "1998-B Preferred Stock") and (ii) 25,000 shares which may be issued upon the exercise of warrants granted in connection with the private placement of the 1998-B Preferred Stock (the "Warrants"), plus an additional presently indeterminate number of shares which may be issued upon conversion of the 1998-B Preferred Stock if the market price of the Common Stock is less at the time of conversion than on the date of this Prospectus (collectively, the "Shares"). All of the Common Stock offered hereby is being offered for the account of a shareholder of the Company which acquired its securities in a private placement conducted by the Company. See "Selling Shareholder." Additional shares that may become issuable as a result of the anti-dilution provisions of the Shares and the Warrants are offered hereby pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"). The Company will not receive any of the proceeds from the sale of the Common Stock being offered hereby (the "Offering"), but will receive the exercise price payable upon the exercise of the Warrants. There can be no assurance that all or any part of the Warrants will be exercised or that they will be exercised for cash.

       The Shares may be sold from time to time in transactions (which may include block transactions) on the OTC Bulletin Board or in the pink sheets at the market prices then prevailing. Sales of the Shares may also be made through negotiated transactions or otherwise. The Selling Shareholder and the brokers and dealers through which the sales of the Shares may be made will be deemed to be "underwriters" within the meaning set forth in the Securities Act, and their commissions and discounts and other compensation will be regarded as underwriters' compensation. See "Plan of Distribution." In addition, the Shares are subject to so-called "penny stock" rules that impose additional sales practice requirements on brokers and dealers who sell penny stock, which may limit the ability of purchasers of the Shares to sell the Shares in the secondary market.

       THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND SHOULD NOT BE PURCHASED BY INVESTORS WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. PROSPECTIVE PURCHASERS SHOULD CAREFULLY CONSIDER THE MATTERS DISCUSSED UNDER "RISK FACTORS" BEGINNING ON PAGE 5.

                             ---------------------

       THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                       Price to Public(1)       Proceeds to Selling Shareholder(1)(2)
                                       ---------------          -------------------------------
Per share of Common Stock              $1.34                    $1.34

Total (3)                              $2,504,811               $2,504,811

(1) Estimated based upon the average of the closing bid and ask prices for the Common Stock on September 1, 1998 as reported on the OTC Bulletin Board.

(2) Excludes regular brokerage commissions and other expenses, including expenses of counsel, if any, for the Selling Shareholder, which will be paid by the Selling Shareholder. The other expenses of the offering are estimated to be approximately $10,750, all of which will be paid by the Company.

(3) Assumes all shares registered will be issued to the Selling Shareholder and will be sold in this offering.

                The date of this Prospectus is September __, 1998

                              AVAILABLE INFORMATION

       The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; and the Commission's regional offices at Room 1204, 219 South Dearborn Street, Chicago, Illinois 60604; Room 1028, 7 World Trade Center, New York, New York 10007; and Suite 500 East, 5757 Wilshire Boulevard, Los Angeles, California 90036. Copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates. The Commission maintains an internet web site that contains reports, proxy statements and other materials filed electronically by the Company through the Commission's Electronic Data, Gathering, Analysis and Retrieval (EDGAR) system. This web site can be accessed at http://www.sec.gov.

       The Company has filed with the Commission a Registration Statement on Form SB-2 (the "Registration Statement") under the Securities Act with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement or the exhibits thereto. As permitted by the rules and regulations of the Commission, this Prospectus omits certain information contained or incorporated by reference in the Registration Statement. For further information, reference is hereby made to the Registration Statement and exhibits thereto, copies of which may be inspected at the offices of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, or obtained from the Commission at the same address at prescribed rates.

       The Company furnishes Annual Reports to the holders of its securities which contain financial information which has been examined and reported upon, with an opinion expressed by, its independent certified public accountants.

                               PROSPECTUS SUMMARY

       The following summary is qualified in its entirety by reference to the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Each prospective investor is urged to read this Prospectus in its entirety.

                                   THE COMPANY

       Saliva Diagnostic Systems, Inc., a Delaware corporation (the "Company"), is primarily engaged in the development, manufacturing and marketing of rapid in-vitro assays for use in the detection of infectious diseases and other conditions, proprietary specimen collection devices and other diagnostic devices. In its limited operating history, the Company has incurred significant operating losses, resulting in an accumulated deficit of $30,863,043 at June 30, 1998 and additional operating losses to date. The Company is dependent upon its efforts to raise substantial additional capital to finance its future operations. There can be no assurance that such financing will be obtained.

       The Company has two categories of products: medical specimen collection devices and rapid antibody immunoassays. The Company's product, Omni-SAL(R), an on-site, easy-to-use medical collection device, utilizes saliva as a diagnostic tool to detect the presence of the HIV virus, other infectious diseases and tobacco use. Omni-SAL(R) is manufactured in the U.K. by a third party and distributed from SDS International, Ltd. to customers located outside the United States. The Company's other collection devices include Saliva-Sampler, which is used to collect saliva specimens, and Omni-Swab, a serrated cotton swab with an ejectable head, which can be used to collect various body fluids and cells, primarily for the purposes of DNA identification. See "The Company -- Products."

       The Company has developed rapid immunoassays for the detection of antibodies to selected pathogens, such as the HIV virus, and Helicobacter pylori, a bacteria linked to peptic ulcers and gastric cancer. The Company's immunoassays are designed to require only a few simple steps to use and to provide results in minutes. To date, the Company has developed three rapid HIV tests: Sero-Strip HIV, Hema-Strip HIV and Saliva-Strip HIV and a rapid H. pylori test: Stat-Simple. The Company has under development rapid tests for hepatitis and tuberculosis. See "The Company -- Products."

       The Company is currently marketing its medical specimen collection devices (Omni-SAL(R), Saliva-Sampler and Omni-Swab) in many countries, including the U.S. in the case of Saliva-Sampler and Omni-Swab, and is currently marketing two of its three HIV rapid tests (Sero-Strip HIV and Hema-Strip HIV) outside the United States. Omni-SAL(R) and these two HIV rapid tests are not yet approved for marketing in the United States. Prior to marketing and distribution in the U.S., the Company will be required obtain FDA approvals based upon premarket approval applications ("PMAs") for its Sero-Strip HIV, Hema-Strip HIV and Saliva-Strip HIV products. Omni-SAL(R) will require specific FDA approval depending on the usage for which the PMA is submitted. Stat-Simple, Omni-Swab and Saliva-Sampler (for collection purposes) have been cleared by the FDA for marketing in the U.S. In order for its HIV products to be cleared for marketing in the U.S., the Company will be required to complete a major clinical trial. Financing such a trial will require significant cash reserves or the development of strategic alliances. See "The Company - Marketing, Sales and Distribution."

       The Company was incorporated in California in 1986 as E&J Systems, Inc. In January 1992, the Company merged with and into a Delaware corporation and changed its name to Saliva Diagnostic Systems, Inc. The Company completed an initial public offering of its common stock in March 1993. Unless otherwise indicated, all references to the Company include the Company and its wholly owned subsidiaries.

                                  THE OFFERING


Securities Offered    1,869,262 shares of Common Stock (based upon
                      the assumption of conversion at 80% of the market price of the Common Stock on the date of this Prospectus), plus an additional presently indeterminate number of shares of Common Stock issuable if the market price of the Common Stock is less on the date of conversion than on the date of this Prospectus. See "Description of Securities."

Risk Factors          The securities offered hereby involve a high
                      degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See "Risk Factors."


                          SUMMARY FINANCIAL INFORMATION

       The summary financial information set forth below is derived from the financial statements appearing elsewhere in this Prospectus. Such information should be read in conjunction with such financial statements, including the notes thereto.

                                                Balance Sheet Data
                                                ------------------

                              Six Months Ended   Six Months Ended      Year Ended            Year Ended
                                June 30, 1998     June 30, 1997     December 31, 1997    December 31, 1996
                              -----------------------------------------------------------------------------
Total assets                     $ 1,310,033        $2,842,943         $1,639,077           $2,178,201
Total liabilities                $ 1,990,287        $1,505,772         $2,305,764           $1,017,569
Shareholders' equity (1)         $(2,039,495)       $1,337,171         $ (666,687)          $1,160,632
1998-A Convertible               $ 1,359,241                --                 --                   --
Preferred Stock

                                             Income Statement Data
                                             ---------------------

                             Six Months Ended  Six Months Ended       Year Ended             Year Ended
                               June 30, 1998    June 30, 1997      December 31, 1997     December 31, 1996
                          ---------------------------------------------------------------------------------
Total revenues                 $   449,109        $   711,903        $ 1,422,296           $   740,650
Net loss                       $(1,669,094)       $(2,928,298)       $(6,612,212)          $(5,152,399)
Basic and diluted net loss
per share                      $     (0.73)       $     (1.32)       $     (0.27)          $     (0.26)
Common shares used in per        3,179,119          2,220,656         24,894,900            20,100,000
share calculations (1)

(1) On August 3, 1998, the Company effected a one-for-ten reverse split of its Common Stock. As a result, share amounts and values in the financial statements for the quarterly period ended June 30, 1998 have been restated to reflect the reverse stock split.

                                  RISK FACTORS

       The securities offered hereby are speculative and involve a high degree of risk, including, but not limited to, the risk factors described below. Each prospective investor should carefully consider the following risk factors inherent in and affecting the business of the Company and this offering before making an investment decision.

       1. Limited Operating History. Since July 1990, the Company has been engaged primarily in research and development activities focused on developing proprietary collection devices and rapid assays. To date, sales of the Company's products have been to a limited customer base. The Company has a limited operating history upon which an evaluation of the Company's prospects can be made. Such prospects must be considered in light of the risks, expenses and difficulties frequently encountered in the establishment of a new business in a continually evolving, heavily regulated industry, characterized by an increasing number of market entrants and intense competition, as well as the risks, expenses and difficulties encountered in the shift from development to commercialization of new products based on innovative technology. There can be no assurance that the Company will be able to implement successfully its marketing strategy, obtain necessary regulatory approval, generate increased revenues or ever achieve profitable operations.

       2. Significant Operating Losses; Accumulated Deficit; "Going Concern" Opinion in Report of Independent Certified Public Accountants. The Company has incurred significant operating losses since its inception, resulting in an accumulated deficit of $30,863,043 and $28,526,458 at June 30, 1998 and December 31, 1997, respectively, and a shareholders' equity of $(2,039,495) and $(666,687) at June 30, 1998 and December 31, 1997, respectively. The Company has incurred additional operating losses through the date of this Prospectus. Such losses are expected to continue for the foreseeable future and until such time, if ever, as the Company is able to attain sales levels sufficient to support its operations. The Company's independent certified public accountants have included an explanatory paragraph in their report stating that the Company's significant operating losses and significant capital requirements raise substantial doubt about the Company's ability to continue as a going concern.

       3. Significant Capital Requirements; Need for Additional Financing. The Company's capital requirements have been and will continue to be significant. The Company has been dependent on private placements of its debt and equity securities and on a public offering of securities in March 1993 to fund such requirements. The Company is dependent upon its other efforts to raise capital, including proceeds received from the exercise of warrants, to finance the costs of manufacturing, marketing and conducting clinical trials and submissions for FDA approval of its products and continuing the design and development of the Company's new products. Marketing, manufacturing and clinical testing may require capital resources substantially greater than the resources currently available to the Company. There can be no assurance that the Company will be able to obtain additional capital resources necessary to permit the Company to implement or continue its programs. There can be no assurance that such financing will be available on commercially reasonable terms or at all. Any additional equity financing may involve substantial dilution to the interests of the Company's shareholders, which dilution also has occurred in the past. See "-- Dilution" below.

       4. No Assurance of Secondary Market. Effective with the close of market on March 10, 1998, the Company's securities were delisted from The Nasdaq SmallCap Market for failure to meet the new Nasdaq continued listing requirements. Trading of the Company's securities is currently being conducted in the over-the-counter market on the OTC Bulletin Board and in the pink sheets. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, the

Company's securities. In addition, the Company's securities are now subject to so-called "penny stock" rules that impose additional sales practice requirements on broker-dealers who sell such securities. Such rules require additional disclosures by broker-dealers in connection with any trades involving a stock defined as a penny stock (generally, any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions). Prior to any penny stock transaction, a broker-dealer must deliver a disclosure schedule explaining the penny stock market and the risks associated therewith. The broker-dealer must also comply with various sales practice requirements if selling penny stock to persons other than established customers and accredited investors (which are generally institutions). For these types of transactions, the broker-dealer must make a special suitability determination for the purchase and have received the purchaser's written consent to the transaction prior to the sale. Consequently, the ability or willingness of broker-dealers to sell the Company's securities, and the ability of purchasers of the Company's securities to sell their securities in the secondary market, may be limited. There can be no assurance that the Company's securities will continue to trade on the OTC Bulletin Board or in the pink sheets.


       5. Significant Outstanding Options, Warrants and Convertible Securities. As of September 1, 1998, there were outstanding (i) stock options to purchase an aggregate of approximately 219,550 shares of Common Stock at exercise prices ranging from $4.00 to $55.00 per share; (ii) warrants to purchase 138,000 shares of Common Stock which were issued in the Company's initial public offering, are exercisable at $12.50 per share, and expire September 30, 1998; (iii) warrants to purchase approximately 156,722 shares which are exercisable at prices ranging from $3.375 to $40.00 per share; and (iv) convertible preferred stock, and a commitment to purchase convertible preferred stock, which is convertible at the lesser of $1.69 per share and 80% of the market price of the Common Stock at the time of conversion (currently estimated to be convertible into an aggregate of approximately 1,844,262 shares based upon the market price of the Common Stock on the date of this Prospectus).

       On September 1, 1998, there were issued and outstanding a total of 5,453,937 shares of Common Stock. Assuming conversion of the outstanding convertible preferred stock based on the market price of the Company's Common Stock on the date of this Prospectus, if all options, warrants, convertible preferred stock which the Company has issued or has an obligation to issue were deemed exercised and converted, as the case may be, there would be issuable 2,358,534 shares of Common Stock. Upon such exercise and conversion, there would be outstanding 7,812,471 shares of Common Stock. Of these, the Company currently has registered for resale approximately 3,600,000 shares (including the Shares offered hereby) and has granted demand registration rights in respect of approximately 700,000 additional shares. The sale or availability for sale of this number of shares of Common Stock in the public market could adversely affect the market price of the Common Stock. Additionally, the availability to the Company of additional equity financing, and the terms of any such financing, may be adversely affected by the sale or availability for sale of this number of shares. See "--Possible Effect on Additional Equity Financing" below.

       6. Possible Effect on Market Price of Common Stock and Control of Company. There are currently outstanding 500 shares of the Company's Series 1998-B Convertible Preferred Stock (the "1998-B Preferred Stock"), and a commitment to purchase an additional 1,000 shares of 1998-B Preferred Stock. The number of shares of Common Stock issuable upon conversion of the 1998-B Preferred Stock is essentially unlimited. Upon conversion, the holder of the 1998-B Preferred Stock will be entitled to receive a number of shares of Common Stock determined by dividing the stated value of the 1998-B Preferred Stock ($1,000 per share), plus a dividend in the amount of 6% per annum of the stated value from the date of issuance (unless the Company elects to pay that dividend in cash), by a conversion price equal to the lesser of $1.69 or 80% of the average closing bid prices for shares of the Common Stock during the five-day period prior to conversion (subject to adjustment upon the occurrence of certain dilutive events). Thus, if the market price of the Common Stock during the five-day period prior to conversion of the 1998-B Preferred Stock is less than the market price of the Common Stock as of the date of this Prospectus, then the Company will potentially be required to issue substantially more than the 1,844,262 shares assumed under this Prospectus to be issuable upon conversion, based upon the market price of the Common Stock as of the date of this Prospectus.

       In connection with the issuance of the 1998-B Preferred Stock, the Company entered into a registration rights agreement, pursuant to which all shares issuable by the Company upon conversion of the 1998-B Preferred Stock will be subject to a registration statement filed with the Securities and Exchange Commission, of which this Prospectus forms a part. Consequently, all of such shares will be eligible for resale in the secondary market without restriction, except to the extent that the holder of the 1998-B Preferred Stock is deemed to be an "affiliate" of the Company at the time of resale. The sale or availability for sale of the potentially unlimited number of shares of Common Stock issuable upon conversion of the 1998-B Preferred Stock in accordance with the above conversion price formula could adversely affect the market price of the Common Stock. No assurance can be given that the market price of the Common Stock will not fall significantly below the price as of the date of this Prospectus, or that purchasers of the Shares will not suffer significant additional dilution as a result of any such decline in the market price of the Common Stock.

       In addition, control of the Company will depend upon the market price of the Common Stock at the time of conversion of the 1998-B Preferred Stock. Depending upon the market price of the Common Stock at the time of conversion, the holder of the 1998-B Preferred Stock may be entitled to receive a number of shares of Common Stock sufficient to elect all of the Company's directors, determine the outcome of most corporate actions requiring shareholder approval, and otherwise to control the business of the Company. Such control could preclude any unsolicited acquisition of the Company and consequently adversely affect the market price of the Common Stock.

       7. Dilution. Holders of the Company's Common Stock will experience immediate and potentially substantial dilution in net tangible book value per share upon the exercise of outstanding options and warrants and the conversion of outstanding convertible preferred stock. Under the conversion formulas of the Company's currently outstanding convertible preferred stock, the number of shares of Common Stock issuable upon conversion is inversely proportional to the market price of the Common Stock at the time of conversion (i.e., the number of shares increases as the market price of the Common Stock decreases) and there is no cap on the number of shares of Common Stock which may be issuable. In addition, the number of shares issuable upon the conversion of the convertible preferred stock and the exercise of options and warrants is subject to adjustment upon the occurrence of certain dilutive events. The Company will also likely be required to issue additional shares of Common Stock or securities convertible into Common Stock in the future in order to obtain additional financing. The issuance of these securities will have the additional effect of increasing dilution to purchasers of the Shares offered by this Prospectus.

       8. Possible Effect on Additional Equity Financing. The terms upon which the Company will be able to obtain additional equity capital may be adversely affected by the Company's significant outstanding options, warrants and convertible securities. Because the holders of outstanding options and warrants can be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms more favorable to the Company than the exercise terms provided by such outstanding securities. Such exercise will result in the Company being less likely to obtain additional equity capital on terms favorable to the Company or at all.

       9. Uncertain Acceptance of Saliva-Based Tests and Rapid Tests as Diagnostic Tools. The specimens traditionally used for human diagnostic testing and quantitative measurement of most physiologically active substances, drugs and toxins in the body, are blood and urine. Substantially all of the assay-based diagnostic test kits currently available were approved by the FDA for use with these testing specimens. Political and social factors may create impediments to the use of rapid tests as diagnostic tools. These factors include whether certain diagnostic tests, such as HIV antibody tests, should be conducted without trained specialists and whether rapid tests in nontraditional testing environments will lead to invasions of privacy. Although the Company acknowledges the existence of such considerations, it is committed to developing rapid testing devices as useful diagnostic tools. Despite not having had a material adverse effect on the Company in the past, limitations on the Company's ability to market rapid tests caused by political and social factors could have a material adverse effect on the Company's operations in the future.

       10. Uncertainty of New Product Development. The design and development of the Company's rapid testing platforms in their current designs have been completed and limited revenues have been generated from sales thereof. The Company will be required to devote considerable additional efforts to finalize the evaluation of its products. Satisfactory completion of development, testing, evaluations, obtaining regulatory approvals and achieving sufficient production levels of such products will be required prior to their being available for commercial sale. The Company's products remain subject to all the risks inherent in the introduction of new diagnostic products, including unanticipated problems, as well as the possible insufficiency of funds to continue design and development which could result in abandonment of, or substantial change in, the design or development of such products. There can be no assurance that such products will be successfully developed, be developed on a timely basis or prove to be as effective as products based on existing or newly developed technologies. The inability to successfully complete development, or a determination by the Company, for financial or other reasons, not to undertake to complete development of any product, particularly in instances in which the Company has made significant capital expenditures, could have a material adverse effect on the Company.

       11. Competition. The market in which the Company operates, saliva and blood-based collection and diagnostic testing, is highly competitive. The Company is aware of certain entities, including ChemTrak, Inc., Epitope, Inc., Quidel, Inc. and Trinity Biotech, plc and specialized biotechnology firms, as well as universities and other research institutions, which have developed or are developing technologies and products which are competitive with Omni-SAL(R) and the Company's products under development. Many of these competitors are established and have substantially greater research, marketing and financial resources than the Company. The Company expects that the number of products competing with its products will increase as the perceived benefits of saliva-based testing become more widely recognized. There can be no assurance the Company will be able to compete successfully.

       12. Technological Change and Risk of Technological Obsolescence. The biotechnology industry and, in particular, saliva and blood-based diagnostic testing, is subject to rapid and significant technological change. There can be no assurance that the Company's competitors will not succeed in developing technologies and products relating to the collection of saliva for diagnostic testing prior to the Company, or that they will not develop technologies and products that are more effective than any which have been or are being developed by the Company. In addition, the diagnostic products market is characterized by changing technology and developing industry standards sometimes resulting in product obsolescence or short product life cycles. Accordingly, the ability of the Company to compete will be dependent on its introducing products to the marketplace in a timely manner and enhancing and improving such products. There can be no assurance that the Company will be able to keep pace with technological developments or that its products will not become obsolete.

       13. Government Regulation. The development, manufacture and sale of the Company's products in the United States are subject to regulation by the FDA and other governmental agencies. The process of obtaining FDA approval is costly and time-consuming, and there can be no assurance that any of the Company's products not yet approved will be approved by the FDA or other regulatory agencies.

       Prior to marketing and distribution in the U.S., the Company will be required obtain FDA approvals based upon premarket approval applications ("PMAs") for its Sero-Strip HIV, Hema-Strip HIV and Saliva-Strip HIV products. Omni-SAL(R) will require specific FDA approval depending on the usage for which the PMA is submitted. Stat-Simple, Omni-Swab and Saliva-Sampler (for collection purposes) have been cleared by the FDA for marketing in the U.S. In order for its HIV products to be cleared for marketing in the U.S., the Company will be required to complete a major clinical trial. Financing such a trial will require significant cash reserves or the development of strategic alliances. There can be no assurance that the Company will be able to obtain such financing or that such financing, if obtained, will result in FDA approval of the Company's HIV products.

       Delays in obtaining regulatory approvals may adversely affect the development, testing or marketing of the Company's products and the ability of the Company to generate product revenues therefrom. If and when the Company's products are approved by the FDA, they will be subject to continuing regulation by the FDA and state and local agencies. The FDA has established a number of requirements for manufacturers and requirements regarding labeling and reporting. The failure to comply with these requirements can result in regulatory action, including warning letters, product seizure, injunction, product recalls, civil fines and prosecution. An FDA enforcement action could have a material adverse effect on the Company.

       The Company is also subject to regulation in certain foreign markets, which can be particularly burdensome for HIV products. Although the regulatory agencies for medical devices in some countries are influenced by FDA clearance in the U.S., most require clinical trials to prove the efficacy of a medical device before allowing product sales. The Company is currently involved in clinical trials for its products in twenty countries in an effort to obtain approval of the regulatory authorities in those countries. There can be no assurance that regulatory approvals for any of the Company's products, or for its manufacturing in the United States will be obtained in a timely manner, or at all.

       14. Risks Related to Foreign Activities. The Company and its manufacturers may be subject to various import duties imposed by foreign governments applicable to both finished products and components and may be affected by various other import and export restrictions or duties as well as other developments having an impact upon international trade. These factors could, under certain circumstances, have an impact both on the manufacturing cost and the wholesale and retail prices of such products. To the extent that transactions relating to foreign sales, manufacturing of the Company's products and purchases of components involve currencies other than United States dollars, the operating results of the Company could be adversely affected by fluctuations in foreign currency exchange rates.

       15. Uncertainty of Market Acceptance; Dependence Upon Third Party Distributors. The Company has limited marketing capabilities and resources. Achieving market acceptance will require substantial marketing efforts and the expenditure of significant funds to inform potential consumers and the public of the perceived benefits of the Company's current and proposed products. Moreover, the Company does not have the financial or other resources to undertake extensive marketing and advertising activities. The Company has begun to develop strategic alliances and marketing arrangements, including joint ventures, license or distribution arrangements. The Company's prospects will be significantly affected by its ability to successfully develop and maintain its relationships with its joint venturers, licensors and distributors and upon the marketing efforts of such third parties. While the Company believes that any independent distributors and sales representatives with whom it enters into such arrangements will have an economic motivation to commercialize the Company's products, the time and resources devoted to those activities generally will be controlled by such entities and not by the Company. There can be no assurance that the Company will be able, for financial or other reasons, to develop and maintain any third party distribution or marketing arrangements or that such arrangements, if established, will result in the successful commercialization of any of the Company's products.

       16. Dependence on Manufacturers. The Company relies on arrangements with third parties for the manufacture of its products. Such manufacturers, if located in the United States or if manufacturing products to be sold in the United States, must comply with the FDA's good manufacturing practices ("GMP") and pass pre-approval inspections by the FDA and periodic GMP inspections. Wesley Coe, Ltd. manufactures Omni-SAL(R) in the United Kingdom for sale outside the United States. MML Diagnostic Packaging, Inc. ("MML") manufactures Omni-Swab and Saliva-Sampler for the Company in the United States and has advised the Company that it is in compliance with all applicable FDA requirements for such manufacturing. There can be no assurance that the Company's manufacturer will continue to comply with GMP, that the Company will be able to locate additional manufacturers that comply with GMP or secure agreements with such manufacturers on terms acceptable to the Company. There can be no assurance that MML will be able to meet the Company's requirements or that MML will continue to manufacture Omni-Swab or Saliva-Sampler on terms acceptable to the Company.

       17. Dependence Upon Third-Party Suppliers. The Company believes that most of the components used in the manufacture of its proposed products are currently available from numerous suppliers located in the United States, Europe and Asia. The Company believes, however, that certain components are available from a limited number of suppliers. Although the Company believes that it will not encounter difficulties in obtaining these components, there can be no assurance that the Company will be able to enter into satisfactory agreements or arrangements for the purchase of commercial quantities of such components. The failure to enter into agreements or otherwise arrange for adequate or timely supplies of components and the possible inability to secure alternative sources of components could have a material adverse effect on the Company's ability to manufacture its products. In addition, development and regulatory approval of the Company's products in the United States are dependent upon the Company's ability to procure certain components and certain packaging materials from FDA-approved sources. Since the FDA approval process requires manufacturers to specify their proposed suppliers of certain components in their PMAs, if any such component were no longer available from the specified supplier, FDA approval of a new supplier would be required, resulting in potential manufacturing delays.

       18. Dependence on Small Number of Customers. The Company derives a large portion of its revenues from sales to a small number of customers. Sales to one customer accounted for approximately 17% of total product revenues in 1997. Sales to three customers accounted for approximately 49% of total product revenues in 1996. At December 31, 1997 and December 31, 1996, accounts receivable from two customers comprised 32% and 27%, respectively, of total net accounts receivable. The loss of sales to any of the Company's major customers could have a material adverse effect on the Company's financial condition and results of operations.

       19. Dependence on Key Personnel. The success of the Company will be largely dependent on the personal efforts of Kenneth J. McLachlan, its President and Chief Executive Officer, and certain key management and scientific personnel. The loss of Mr. McLachlan's services or the services of other key management or scientific personnel would have a material adverse effect on the Company's business and prospects. Competition among biotechnology companies for qualified employees is intense, and the loss of key personnel or the inability to attract and retain the additional highly skilled employees required for the Company's activities could adversely affect its business. There can be no assurance that the Company will be able to hire or retain such necessary personnel.

       20. Uncertainty of Patent Protection; Proprietary Information. The Company has applied for United States patents on certain aspects of its saliva collection and diagnostic testing devices and has been awarded eight of these patents. To the extent possible, the Company also anticipates filing patent applications for protection on future products and technology which it develops. There can be no assurance that patents applied for will be obtained, that any such patents will afford the Company commercially significant protection of its technology or that the Company will have adequate resources to enforce its patents. Inasmuch as the Company intends to sell its products in foreign markets, it is in the process of seeking foreign patent protection of its current products and technologies. The patent laws of other countries may differ from those of the United States as to the patentability of the Company's products and technologies and the degree of protection afforded. Other companies may independently develop equivalent or superior products and technologies, and may obtain patent or similar rights with respect thereto. Although the Company believes that its products and technologies have been independently developed and do not infringe on the patents of others, there can be no assurance that the Company's products and technologies do not and will not infringe on the patents of others. In the event of infringement, the Company would, under certain circumstances, be required to modify its device or obtain a license. There can be no assurance that the Company will be able to do either of the foregoing in a timely manner or upon acceptable terms and conditions, and the failure to do so could have a material adverse effect on the Company. There can be no assurance that the Company will have the financial or other resources necessary to successfully defend a claim of violation of proprietary rights.

       21. Product Liability; Insurance Coverage. The Company may be exposed to potential product liability claims by consumers. The Company maintains product liability insurance coverage in an amount up to $4,000,000 per occurrence, up to a maximum of $4,000,000 in the aggregate, with excess umbrella liability insurance coverage of $4,000,000. In the event of a product liability claim, there can be no assurance that such insurance will be sufficient to cover all possible liabilities. In the event of a successful suit against the Company, insufficiency of insurance coverage would have a material adverse effect on the Company.

       22. No Dividends. To date, the Company has not paid any dividends on its Common Stock and does not expect to declare or pay any dividends in the foreseeable future.

       23. Litigation. In February 1998, a lawsuit was filed by Ronald Lealos, the former President of the Company, who resigned in December 1996. The complaint alleges that Mr. Lealos was entitled to certain cash payments and benefits under an employment agreement whereby he would serve as the Company's president, and that the Company's failure to make such payments and grant such benefits constituted anticipatory breach and breach of that contract. In addition, the complaint alleges that the Company wrongfully rescinded options to purchase 38,500 shares of Common Stock (on a post-split basis) in breach of a stock option agreement with Mr. Lealos. In March 1998, the Company filed an answer to the complaint in which it stated that the alleged employment agreement was not intended to be effective and was rescinded by the parties, and that the stock option agreement was not breached by the Company. The Company's answer also asserted numerous counterclaims against Mr. Lealos, including breach of fiduciary duty and conversion, for which the Company is seeking damages in excess of $1,500,000. Although management of the Company intends to vigorously defend against the suit, there can be no assurance that the litigation will not be decided adverse to the Company and that such an adverse decision would not have a material adverse effect on the Company.

       The Company is also currently involved in litigation brought by Luc Hardy against the Company and former officer and directors, Ronald Lealos and Eugene Seymour, and Richard Kalin. This matter involves allegations against the Company and the individual defendants arising from Mr. Hardy's termination by the Company in 1994. A jury verdict for the plaintiff, which is not a final judgment, was rendered on July 25, 1997 in the approximate amount of $740,000. In October 1997, a hearing was held on the Company's motions to set aside the jury verdict and for a new trial. The Company is currently awaiting a decision. There can be no assurance such motions will be granted. A final judgment in this case consistent with the jury verdict will have a material adverse effect on the Company.

                                   THE COMPANY

GENERAL

       The Company develops rapid immunoassays utilizing immunochromatography for the detection of antibodies to selected pathogens, such as the HIV, the virus that causes AIDS, and Helicobacter pylori, a bacteria linked to peptic ulcers and gastric cancer. In addition, the Company develops proprietary specimen collection devices and other diagnostic devices.

       The Company was incorporated in California in 1986 as E&J Systems, Inc. In January 1992, the Company merged with and into a Delaware corporation and changed its name to Saliva Diagnostic Systems, Inc. The Company completed an initial public offering of its Common Stock in March 1993. In 1994, the Company's 90% owned subsidiary, Saliva Diagnostic Systems (Asia) Ltd. ("SDS Asia"), formed Saliva Diagnostic Systems (Singapore) Pte. ("SDS Singapore"). In 1995, the Company purchased the minority interest (10%) in SDS Asia and the outstanding minority interest (19%) in SDS Singapore. As a result, SDS Asia and SDS Singapore became wholly owned subsidiaries of the Company. In October 1997, the Company closed its Singapore facilities and ceased operations of the subsidiary. In 1995, a director of the Company agreed to hold the minority interest (10%) in Saliva Diagnostic Systems, UK, Ltd. in trust for the benefit of the Company and, as a result this entity became a wholly owned subsidiary of the Company and was renamed SDS International, Ltd. Unless otherwise indicated, all references to the Company include the Company and its wholly owned subsidiaries. The Company's principal executive offices are located at 11719 NE 95th Street, Vancouver, Washington, 98682.

       The Company has incurred significant operating losses since its inception, resulting in an accumulated deficit of $30,863,043 at June 30, 1998. Such losses are expected to continue for the foreseeable future and until such time, if ever, as the Company is able to attain sales levels sufficient to support its operations. The Company believes that its current cash position and cash received from the sale of its preferred stock in August 1998, combined with revenues and other cash receipts, will be sufficient to fund the Company's operations through 1998. However, substantial additional financing will be required in 1999. The Company's independent certified public accountants have included an explanatory paragraph in their reports stating that the Company's significant operating losses and significant capital requirements raise substantial doubt about the Company's ability to continue as a going concern.

       The Company's capital requirements have been, and will continue to be, significant. The Company has been dependent on private placements of its debt and equity securities to fund its capital requirements. The Company is dependent upon its efforts to raise capital to finance the cost of development, manufacturing and marketing of its products, to conduct clinical trials and submissions for FDA approval of its products and to design and develop new products. Marketing, manufacturing and clinical testing may require capital resources substantially greater than the resources which will be available to the Company. There can be no assurance that the Company will be able to obtain the additional capital resources necessary to implement or continue its programs, or that such financing will be available on commercially reasonable terms or at all. See Note 2 of Notes to Consolidated Financial Statements.

       Effective with the close of business on March 10, 1998, the Company's securities were delisted from The Nasdaq SmallCap Market for failure to meet the new Nasdsaq continued listing requirements. As a result of the Nasdaq delisting, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the price of, the Company's securities. See "Market for Common Equity and Related Stockholder Matters."

PRODUCTS

       To date, the Company has developed three rapid HIV tests: Sero-Strip HIV, Hema-Strip HIV and Saliva-Strip HIV, and a rapid H. pylori test: Stat-Simple. The Company has commenced production and marketing of two medical specimen collectors in the U.S.: Saliva-Sampler and Omni-Swab, and one medical specimen collector in the U.K.: Omni-SAL(R). The Company's rapid H. pylori test, Stat-Simple, was recently approved by the FDA for diagnostic use in humans. In addition, the Company has conducted preliminary research that indicates its rapid test format may be expanded to detect other diseases, such as tuberculosis, measles, malaria, rubella, tetanus, herpes, chlamydia, mumps, influenza, parvovirus, pertussis, certain cancers, tumor markers and cardiac disease risk markers. The Company has under development rapid tests for hepatits and tuberculosis.

RAPID IMMUNOASSAYS. The Company continues to develop rapid immunoassays utilizing immunochromatography for the detection of antibodies to selected pathogens, such as HIV, the virus that causes Acquired Immune Deficiency Syndrome ("AIDS"), and Helicobacter pylori ("H. pylori"), a bacteria linked to peptic ulcers and gastric cancer. The Company's immunoassays are designed to require only a few simple steps and minutes to use. The tests produce visual results in under 20 minutes, and may be used without special equipment, storage or training. The Company's data and independent evaluations demonstrate that its tests are generally equivalent in performance to widely used FDA-licensed tests for HIV.

       The Company's rapid tests utilize a capillary flow assay in which all reagents are provided on solid phases in a dried format (test strip). Buffer solution is introduced after sample collection. The resulting mixture of sample and buffer migrate along the test strip by capillary action, reconstituting a dye conjugate. A red control line will develop at a designated point on the upper portion of the strip if the assay has been performed properly and if all reagents are functionally active. The conjugate binds in the presence of antibodies to pre-applied antigen to form a second red line (positive) at a designated point on the lower portion of the strip. In the absence of specific antibodies, a second line does not develop.

       Sero-Strip HIV ("Sero-Strip") analyzes a small amount of serum or plasma to detect HIV antibodies. Sero-Strip is packaged as a multiple-use kit designed for professional health care settings where many patients are tested and specimens may be stored. Results are available in 5 to 15 minutes. The test kit may be stored without refrigeration for up to 18 months after the date of manufacture.

       Hema-Strip HIV ("Hema-Strip") is a single use test kit that collects, processes and analyzes a minute amount of whole blood to detect HIV antibodies. Sample collection requires only a few seconds. The principles used in the Hema-Strip test strip are identical to that utilized in Sero-Strip; however, an added filter traps red blood cells from the whole blood sample permitting the migration of serum to flow onto the strip and negating the need for the user to separate serum from the whole blood sample. The test kit may be stored without refrigeration for up to 18 months after the date of manufacture.

       Saliva-Strip HIV ("Saliva-Strip") is a rapid testing system that collects, processes and analyzes saliva to detect HIV antibodies. Principles of the test strip are similar to that used in Sero-Strip and Hema-Strip. The Company expects to complete development of Saliva-Strip in 1998. The test is currently designed for single use and incorporates Omni-SAL, the Company's proprietary saliva collection device. The test is currently designed to obtain results in 10 to 20 minutes. The Company believes Saliva-Strip's temperature stability is similar to Sero-Strip and Hema-Strip.

       Stat-Simple ("Stat-Simple") is the Company's rapid assay for H. pylori antibody detection. The device is a modification of Hema-Strip HIV and uses whole blood for analysis. Results are available in 5 to 20 minutes.

MEDICAL SPECIMEN COLLECTION DEVICES. The Company has commenced production and marketing of three medical specimen collectors: Omni-SAL (R), Saliva-Sampler and Omni-Swab.

       Omni-SAL(R) is a saliva collection device with a patented volume indicator currently sold to several commercial companies for use with their laboratory assays for the detection of HIV infection, drugs of abuse and cigarette smoking. It is also used in research to collect saliva samples for studies of infectious diseases such as Hepatitis, tuberculosis, schistosomiasis, leptospirosis and others.

       Saliva-Sampler is a saliva collection device cleared for marketing in the United States for the collection of saliva samples for purposes not related to HIV testing.

       Omni-Swab is a sample collection device comprised of a serrated cotton swab with an ejectable head. It is used to collect various body fluids and cells, primarily for the purposes of DNA identification.

       Saliva Filter is a component of the Omni-SAL(R) and Saliva-Sampler that extracts saliva from the devices' collection pads and also removes debris from the samples. Due to limited production capability, the Company does not currently manufacture Saliva Filter and thus, has elected to use filters of other manufacturers for use with the Omni-SAL(R) and Saliva-Sampler devices.

       The specimens traditionally used for human diagnostic testing and quantitative measurement of most physiologically active substances, drugs and toxins in the body, are blood and urine. Substantially all of the assay-based diagnostic test kits currently available on the market were approved by the FDA for use with these testing specimens. Political and social factors may create impediments to the use of rapid tests as diagnostic tools. These factors include whether certain diagnostic tests, such as HIV antibody tests, should be conducted without trained specialists and whether rapid tests in nontraditional testing environments will lead to invasions of privacy. Limitations on the Company's ability to market rapid tests caused by political and social factors could have a material adverse effect on the Company's operations.

PRODUCT DEVELOPMENT

       The Company is currently engaged in the development of rapid immunoassays to detect antibodies to Hepatitis. In 1996, the Company entered into a codevelopment agreement for rapid Hepatitis tests with a European vaccine manufacturer, which supplies antigen to the Company for product development. If a product is ultimately developed, the Company will jointly market such product and share profits on sales with its European partner.

       In 1996, the Company also entered into a cooperative research and development agreement (CRADA) with US Navy Medical Research Unit No. 2 to develop rapid tests for certain tropical diseases, including dengue virus, leptospirosis and scrub typhus, to which US Naval personnel are exposed in overseas assignments. Under the agreement, the Company will use antigen supplied by the US Navy to develop the tests, while the Navy will provide laboratory space and staff devoted to the project. The Company is obligated to provide remuneration of up to $19,000 to the Navy in exchange for its services.

       The Company has conducted preliminary research that indicates its rapid test format may be expanded to detect other diseases, such as tuberculosis, measles, malaria, rubella, tetanus, herpes, chlamydia, mumps, influenza, parvovirus, pertussis, certain cancers, tumor markers and cardiac disease markers. Additionally, the Company believes that, in many cases, its tests may be able to use saliva for analysis,as well as blood and serum, although research has not been completed on this.

       The Company has received an Investigational Device Exemption for Omni-SAL(R) from the FDA which allows the Company to conduct clinical trials in the United States for the purposes of determining whether Omni-SAL(R) may be used for collecting saliva samples for HIV testing in conjunction with certain laboratory assays. The Company is considering partnering relationships to enable it to pursue such regulatory approval and subsequently to market Omni-SAL(R) in the United States as part of a home collection testing system for HIV infection.

       The Company expended approximately $665,500 and $617,400 in research and development costs, respectively, in fiscal years 1997 and 1996. See Note 1 of Notes to Consolidated Financial Statements.

       Limited revenues have been generated from sales of the Company's rapid testing platforms in their current designs. The Company will be required to devote considerable additional efforts to finalize its products. Satisfactory completion of development, testing, evaluations, obtaining regulatory approvals and achieving sufficient production levels of such products will be required prior to their being available for commercial sale. The Company's products remain subject to all the risks inherent in the introduction of new diagnostic products, including unanticipated problems, as well as the possible insufficiency of funds to continue design and development which could result in abandonment of or substantial change in the design or development of such products. There can be no assurance that such products will be successfully developed, be developed on a timely basis or prove to be as effective as products based on existing or newly developed technologies. The inability to successfully complete development, or a determination by the Company, for financial or other reasons, not to undertake to complete development of any product, particularly in instances in which the Company has made significant capital expenditures, could have a material adverse effect on the Company.

MARKETING, SALES AND DISTRIBUTION

       The Company is currently marketing its medical specimen collection devices (Omni-SAL(R), Saliva-Sampler and Omni-Swab) in many countries, including the U.S. in the case of Saliva-Sampler and Omni-Swab, and is currently marketing two of its three HIV rapid tests (Sero-Strip HIV and Hema-Strip HIV) outside the United States. Omni-SAL(R) and these two HIV rapid tests are not yet approved for marketing in the United States. Prior to marketing and distribution in the U.S., the Company will be required obtain FDA approvals based upon premarket approval applications ("PMAs") for its Sero-Strip HIV, Hema-Strip HIV and Saliva-Strip HIV products. Omni-SAL(R) will require specific FDA approval depending on the usage for which the PMA is submitted. Stat-Simple, Omni-Swab and Saliva-Sampler (for collection purposes) have been cleared by the FDA for marketing in the U.S. In order for its HIV products to be cleared for marketing in the U.S., the Company will be required to complete a major clinical trial. Financing such a trial will require significant cash reserves or the development of strategic alliances.

       The Company has directed its initial primary marketing and distribution efforts for its HIV-related products to international markets, principally in Asia, Latin America, Eastern Europe, the Middle East and Africa. The reported success in 1996 of certain therapies for AIDS and HIV infection, such as protease inhibitors and immune boosters, caused the Company to include the United States and Canada in its primary marketing strategy. Despite the lower rate of HIV infection in the United States, the Company believes the reported benefits of early medical intervention for those who can afford treatment will spur demand for HIV test products in the United States. Sales of the Company's HIV-related products in the United States are subject to obtaining FDA approval. See "Manufacturing and Supply" and "Regulation--Domestic Regulation" below. The Company intends to file with the FDA for approval of its HIV products in 1998. To proceed with FDA approval, the Company must enter into an alliance with a strategic partner or have substantial cash reserves. The Company is currently seeking an alliance.

       For international distribution of its products, the Company's strategy has been to form direct relationships with in-country distributors of medical products for both distribution and assistance in obtaining local regulatory approval. This strategy has proven satisfactory in smaller countries and in Brazil, Russia, China and Mexico, but less so in other markets, such as Thailand.

       In November 1997, the Company signed two agreements with BioChem ImmunoSystems, Inc. ("BioChem"), a division of BioChem Pharma, Inc., a Montreal-based conglomerate with significant international sales in infectious disease therapies and diagnostics, for international distribution of the Company's rapid tests for HIV infection. The agreements expire by their terms in November 2000. The Company will purchase proprietary peptides for HIV detection in its testing kits exclusively from BioChem. In return, BioChem will purchase certain of the Company's products for international sales under its own private label, except in territories where the Company has pre-existing license arrangements. The agreements also provide for the sharing of clinical trial participation and costs in countries where BioChem intends to market or sell the products and independent clinical trials are required. The Canadian Health Protection Board recently approved the conducting of trials for the Company's HIV rapid tests, for which the Company will be responsible to bear two-thirds of the costs.

       In November 1996, the Company signed a letter of intent to enter into a distribution agreement with another Canadian company, Advanced Pathology Services Canada, Inc. ("APS Canada"), for distribution of all of the Company's rapid tests and medical specimen collection devices (except Stat-Simple) in selected geographic regions outside the United States. On May 15, 1997, the parties entered into a definitive agreement pursuant to the letter of intent. The agreement grants to APS Canada a five-year exclusive distributorship for the designated territories, which include Canada, Kuwait, Saudi Arabia, Syria, Algeria, Pakistan, Morocco and United Arab Emirates. APS Canada is a division of The APS Group of Companies, based in London, England. APS Canada provides specialized human and veterinary medical testing services and maintains a laboratory exclusively devoted to saliva testing.

       In March 1994, the Company granted a non-exclusive, worldwide license to Orgenics, Ltd., an Israeli corporation ("Orgenics"), pursuant to which Orgenics may make or have made diagnostic products incorporating the Company's Omni-SAL(R) technology, and may use, sell, or license such products worldwide (the "License Agreement"). The License Agreement expires the later of January 31, 2111 or the date on which any patents for the Omni-SAL(R) technology expire. Orgenics has paid the Company an initial licensing fee of $200,000 and will pay 4% royalties on sales of Orgenics' products which incorporate the Company's Omni-SAL(R) technology. In the event the Company ceases production of Omni-SAL(R), Orgenics, Ltd. has the option, pursuant to the License Agreement, to purchase from the Company the molds and equipment necessary to produce Omni-SAL(R) and would thereafter pay to the Company 6% royalties on sales of Omni-SAL(R) products produced and sold by Orgenics, Ltd. The Company understands that Orgenics is not currently exploiting its rights under the Company's license. The Company is pursuing its rights to cancel the license and is considering a new distribution arrangement with Orgenics. There can be no assurance that such an agreement will be concluded, or that Orgenics will manufacture or sell any product which will generate royalties for the Company.

       The Company also has an agreement with Fremont Novo Sciences to license and distribute the Company's rapid diagnostic tests through the Tata Merind Group in India. This agreement allows Fremont Novo Sciences the ability to manufacture and distribute the Company's strip products at an equivalent quality to tests produced in the U.S. providing that the pricing is advantageous to the Company.

       The Company has submitted certain of its products for evaluation to the World Health Organization ("WHO"), a division of the United Nations that maintains an inventory of medical goods for impoverished nations and non-governmental health organizations. Certain smaller countries without their own regulatory agencies rely on results of WHO evaluations as part of their approval of products for use and sale in their countries. In 1996, the Company bid for a contemplated bulk purchase by WHO of the Company's Sero-Strip HIV. In April 1997, WHO notified the Company that the Sero-Strip HIV was evaluated by the United Nations AIDS Program and found to conform with its minimum requirements. Accordingly, WHO agreed to include the Company's Sero-Strip HIV among the approved products for WHO bulk purchases during the years ending February 28, 1998 and 1999.

       Sales to Fremont Novo Sciences accounted for approximately 17% of total product sales in 1997. Sales to three customers, Fitzco, Inc., Osborn Laboratories and Beacon Diagnostics, Inc. accounted for approximately 20%, 18%, and 11% respectively, of total product sales in 1996. The loss of sales to any of the Company's major customers could have a material adverse effect on the Company's financial condition and results of operations. See Note 1 of Notes to Consolidated Financial Statements.

       The Company has limited marketing resources. Achieving market acceptance will require substantial marketing efforts and capabilities. The Company relies in large part on forming partnerships for marketing and distribution of its products. There can be no assurance that the Company will form alliances with potential distributors, or that such distributors will be successful in promoting the Company's products.

MANUFACTURING AND SUPPLY

       Omni-SAL(R) is manufactured at Wesley Coe, Ltd. in the U.K. and distributed from SDS International, Ltd., while Omni-Swab and Saliva-Sampler are manufactured at MML Diagnostic Packaging, Inc. ("MML") in the United States and distributed by the Company. Manufacturers, if located in the United States or if manufacturing products which are to be sold in the United States, must comply with the FDA's good manufacturing practices ("GMP") and pass pre-approval inspections by the FDA and periodic GMP inspections. The Company has been advised by MML that MML is in compliance with GMP and other FDA regulations. There can be no assurance that MML will continue to comply with GMP, that the Company will be able to locate additional manufacturers that comply with GMP or secure agreements with such manufacturers on terms acceptable to the Company. There can be no assurance that MML will be able to meet the Company's requirements or that MML will continue to manufacture Omni-Swab or Saliva-Sampler on terms acceptable to the Company.

       In 1996, the Company began to design and build equipment for automated production of its rapid tests at its Vancouver, Washington facility in the United States. The Company must meet certain conditions, including compliance with applicable FDA requirements, in order to manufacture its tests at its Vancouver facility and to export its products from there. The FDA has determined that the Company's Vancouver facility is compliant with GMP. In an effort to minimize capital expenditures and related costs, however, the Company has determined to forestall full use of its production facilities in Vancouver. The

Company intends to outsource all manufacturing of its products in 1998. Following outsourcing of manufacturing, the Company expects to use the equipment at its Vancouver, Washington facility solely for research and development purposes.

       The Company believes that most of the components used in the manufacture of its proposed products are currently available from numerous suppliers located in the United States, Europe and Asia. The Company believes, however, that certain components are available from a limited number of suppliers. Although the Company believes that it will not encounter difficulties in obtaining these components, there can be no assurance that the Company will be able to enter into satisfactory agreements or arrangements for the purchase of commercial quantities of such components. The failure to enter into agreements or otherwise arrange for adequate or timely supplies of components, and the possible inability to secure alternative sources of components, could have a material adverse effect on the Company's ability to manufacture its products. In addition, development and regulatory approval of the Company's products in the United States are dependent upon the Company's ability to procure certain components and certain packaging materials from FDA-approved sources. Since the FDA approval process requires manufacturers to specify their proposed suppliers of certain components in their PMAs, if any such component were no longer available from the specified supplier, FDA approval of a new supplier would be required, resulting in potential manufacturing delays.

REGULATION

DOMESTIC REGULATION

FOOD AND DRUG ADMINISTRATION. In the United States, under the Federal Food, Drug, and Cosmetics Act (the "FDC Act"), the FDA regulates all aspects, including the manufacturing, testing, and marketing of medical devices that are made or distributed domestically. Three of the Company's domestically made and/or distributed products, Omni-Swab and Saliva-Sampler and Stat-Simple, have received FDA clearance for domestic distribution for certain limited purposes. See " -- Manufacturing and Supply" above.

       All medical devices are categorized by the FDA as Class I, Class II, or Class III. Class I devices are subject only to general control provisions of the FDC Act, such as purity, labeling and GMP. Class II devices are required to also ensure reasonable safety and efficacy through performance standards and other controls. Class III devices must, in addition to fulfilling all other provisions of the FDC Act, meet extensive and rigorous FDA standards that may require clinical trials.

       A manufacturer of medical devices which can establish that a new device is "substantially equivalent" to a legally marketed Class I or Class II medical device or to a Class III medical device for which the FDA has not required a PMA can seek FDA marketing clearance for the device by filing a 510(k) Premarket Notification ("510(k) Notice"). The 510(k) Notice may have to be supported by various types of information, including performance data, indicating that the device is as safe and effective for its intended use as a legally marketed predicate device.

       The Company is pursuing several strategies for initiating FDA review of its products not already approved or cleared for domestic distribution. These strategies include alliances with other companies and selling limited licensing rights to the Company's products to companies who agree to seek FDA approval for them. The Company may also directly apply for FDA approval of those products.

       In January 1995, the FDA classified Omni-Swab as a Class I medical device. In August 1995, in response to a 510(k) Notice made by the Company, the FDA approved Saliva-Sampler as a Class II device, accepting the Company's contention that, under the 510(k) application guidelines, Saliva-Sampler demonstrated "substantial equivalency" to other non-saliva collection devices already in use for general purposes. In August 1998, the FDA approved Stat-Simple as a Class I device.

       The Company believes that all of its HIV products that have not been submitted to the FDA would, if submitted to the FDA, fall under the Class III category of medical devices. This includes the Company's saliva collection device, Omni-SAL(R), if marketed as a specimen collection device for HIV testing. There is no assurance that the Company's position with respect to these products will prevail with the FDA.

       If human clinical trials of a proposed device are required, and the device presents "significant risk," the manufacturer or distributor of the device will have to file an Investigational Device Exemption ("IDE") with the FDA prior to commencing human clinical trials. The IDE must be supported by data, typically including the results of animal and mechanical testing. If the IDE application is approved, human clinical trials may begin at a specific number of investigational sites and are limited to the number of subjects approved by the FDA. The Company has generated substantial supporting data required for the IDE for its immunoassays for diseases and conditions such as HIV infection and schistosomiasis.

       In 1994, the FDA granted the Company's request to classify Omni-SAL(R) under the IDE provisions of the FDC Act, allowing the Company to manufacture and distribute Omni-SAL(R) for the limited purpose of demonstrating the efficacy of using saliva as a diagnostic medium for HIV antibody testing.

       In 1995, the FDA authorized the Company to begin clinical trials in the United States to determine whether Omni-SAL(R) could be used as a saliva collection device for HIV testing in conjunction with certain laboratory assays. The Company has not conducted any clinical trials for Omni-SAL(R) in the United States due to lack of financing for such trials, although preclinical data has been generated for the device in the United States and foreign countries.

       The process of obtaining FDA approval is costly and time-consuming, and there can be no assurance that any of the Company's products not yet approved will be approved by the FDA or other regulatory agencies. Delays in obtaining regulatory approvals may materially adversely affect the development, testing or marketing of the Company's products and the ability of the Company to generate product revenues therefrom. If and when the Company's products are approved by the FDA, they will be subject to continuing regulation by the FDA and state and local agencies. The failure to comply with these regulations can result in regulatory action, including warning letters, product seizure, injunction, product recalls, civil fines and prosecution. An FDA enforcement action could have a material adverse effect on the Company. To date, the Company has not been the subject of any FDA enforcement actions. The FDA also audits clinical studies for compliance with applicable requirements.

OVERSEAS REGULATION AND DISTRIBUTION.

       Regulatory approval for medical devices vary from country to country. Some countries do not require regulatory approval when registering a product for sale to the private sector. Others rely on evaluations by agencies such as the WHO. The Company has submitted Sero-Strip to WHO for evaluation, and intends to submit its other HIV tests to WHO as well. WHO's evaluation of Sero-Strip has been completed, and WHO has found that Sero-Strip meets its standards for rapid test performance.

       The following lists the Company's products, where the products are distributed and where regulatory approval is pending.

       1. Omni-SAL(R) is being distributed or has been approved as a sample collection device for HIV testing and other uses in the United Kingdom and various other countries. The Company has submitted Omni-SAL(R) for approval as a sample collection device for HIV testing and other uses in South Africa, and plans to apply for approval in several other European and Middle Eastern nations where such approval is required. Approval in South Africa is pending, subject to the results of a clinical trial with the National Institute of Virology in Pretoria, South Africa.

       2. Omni-Swab is distributed in the United States and in many of the countries in which Omni-SAL(R) is distributed.

       3. Saliva-Sampler is distributed in the United States and Israel.

       4. Sero-Strip was approved for use and sale in Russia by the Russian Ministry of Health in 1996, and has received a certificate of free sale from the U.K. government. It is currently registered in Brazil, India, Kenya, Romania, and Malaysia, and is pending approval (where needed) in other Asian, European, and Latin American countries. The Center for Disease Control in Atlanta, Georgia has concluded studies using Sero-Strip and has purchased such tests for research use in Atlanta and for epidemiological purposes overseas.

       5. Hema-Strip has been approved for use and sale in Russia. In April 1996, Hema-Strip received a certificate of free sale from Singapore, and in June 1997, the Company received a similar certificate in the U.K. This test is also approved for sale in Brazil, Chile, Romania, Kenya, China, and Malaysia.

       6. Saliva-Strip is in final stages of development in its current form. When completed, the Company intends to submit the device for approval (if needed) and distribution in the same areas where its other products are sold. There is no assurance, however, that any such approvals will be timely obtained or obtained at all. The device has been issued a certificate of free sale in the U.K.

       7. Stat-Simple was approved by the FDA as a Class I device in August 1998. The product is currently on sale in Italy, Denmark, Austria, Saudi Arabia and Mexico, and has been issued a Certificate of Free Sale in the U.K.

COMPETITION

       The market in which the Company operates, saliva and blood-based collection and diagnostic testing, is highly competitive. The Company is aware of certain entities, including ChemTrak, Inc., Epitope, Inc., Quidel, Inc. and Trinity Biotech, plc and specialized biotechnology firms, as well as universities and other research institutions, which have developed or are developing technologies and products which are competitive with Omni-SAL(R) and the Company's products under development. Many of these competitors are established and have substantially greater research, marketing and financial resources than the Company. The Company expects that the number of products competing with its products will increase as the perceived benefits of saliva-based testing become more widely recognized, which may result in lower prices of the Company's products and reduced revenues. In the biotechnology industry, technological change and obsolescence is rapid and frequent. There can be no assurance that the

Company will be able to compete successfully with its competitors, keep pace with technological changes or avoid product obsolescence.

INTELLECTUAL PROPERTY

       The Company has applied for patents in the United States and other countries on certain aspects relating to Omni-SAL(R), a saliva collection device, and Omni-Swab, a medical specimen collection device. To date, ten such patents have been awarded, four in the United States, and six in other countries. Expiration dates for the patents range from 2008 to 2012. The Company intends to seek other patent protections in the United States and other countries for certain aspects relating to its collection devices and rapid test technology. No assurance can be given that patents will be issued to the Company pursuant to its patent applications in the United States and abroad, or that the Company's patent portfolio will provide the Company with a meaningful level of commercial protection.

       Immuno chromatography, the principle on which the Company's rapid tests are based, is a technology covered by existing patents. The Company has purchased a license from the principal patent holder, Unilever PLC of the U.K., to whom royalty payments are due for all rapid tests sold. To obtain the license, the Company paid approximately $50,000 and will be responsible for royalty fees equal to 5% of the net sales in all territories where the Unilever patent is enforceable. Products covered by the license include those related to HIV, H.pylori, Tuberculosis and Hepatitis A. Additional analytes may be negotiated as they become available.

       The Company also depends on trade secrets and proprietary information to protect much of the technology that it has developed. The Company has entered into confidentiality agreements with its employees, certain third party suppliers, potential customers, joint venture partners, distributors and consultants. Despite such efforts, there can be no assurance that such confidentiality and the protection it may afford can be maintained.

       The Company believes that patent and trade secret protection are important to its business. However, the issuance of a patent and the existence of trade secret protection does not in itself ensure the Company's success. Competitors may be able to produce products competing with a patented Company product without infringing on the Company's patent rights. Issuance of a patent in one country generally does not prevent the manufacture or sale of the patented products in other countries. The issuance of a patent to the Company is not conclusive as to validity or as to the enforceable scope of the patent. The validity or enforceability of a patent can be challenged by litigation after its issuance, and if the outcome of such litigation is adverse to the owner of the patent, the owner's rights could be diminished or withdrawn. Additionally, trade secret protection does not prevent independent discovery and exploitation of a secret product or technique by other parties.

       A large number of individuals and commercial enterprises seek patent protection for technologies, products and processes in fields related to the Company's area of product development. To the extent such efforts are successful, the Company may be required to obtain licenses in order to accomplish certain of its product strategies. There can be no assurance that such licenses will be available to the Company or available on acceptable terms. The Company is aware of certain filed patents issued to developers of diagnostic products with potential applicability to the Company's diagnostic technology. There can be no assurance that the Company would prevail if a patent infringement claim were to be asserted against it.

EMPLOYEES

       As of September 1, 1998, the Company employed 17 full-time persons, including two engaged in research and development, one in regulatory affairs, five in manufacturing, three in sales and marketing, and six in administration. None of the Company's employees are covered by collective bargaining agreements, and the Company believes its relations with its employees are good.


PROPERTIES

       The Company's executive offices and laboratory facility are located at 11719 NE 95th Street, Vancouver, Washington in an approximately 12,000 square foot facility. The premises are occupied pursuant to a lease with an unaffiliated party which expires in August 2002. The Company believes this facility is adequate for its purposes.

LEGAL PROCEEDINGS

       Hardy v. Saliva Diagnostic Systems, Inc., Ronald L. Lealos, Eugene Seymour and Richard S. Kalin, was filed in United States District Court, District of Connecticut in August 1994 by Luc Hardy, a former director and officer of the Company. The complaint alleges several causes of action against the Company and individual defendants, including former directors and officers of the Company, including breach of Mr. Hardy's employment agreement with the Company, intentional interference with contract by the individual defendants, slander and deceptive trade practices, all arising from his employment termination by the Company. The complaint seeks damages and punitive damages in an unspecified amount. A jury verdict for the plaintiff, which is not a final judgment, was rendered on July 25, 1997 in the approximate amount of $740,000. In October 1997, a hearing was held on the Company's motions to set aside the jury verdict and for a new trial. The Company is currently awaiting a decision on these motions. There can be no assurance such motions will be granted. A final judgment in this case consistent with the jury verdict will have a material adverse effect on the Company.

       In February 1998, Lealos v. Saliva Diagnostic Systems, Inc. was filed in Superior Court in Clark County in the State of Washington by Ronald Lealos, former President and CEO of the Company. The complaint alleges that Mr. Lealos was entitled to certain cash payments and benefits under an employment agreement whereby he would serve as the Company's president, and that the Company's failure to make such payments and grant such benefits constituted anticipatory breach and breach of that contract. In addition, the complaint alleges that the Company wrongfully rescinded options to purchase 38,500 shares of Common Stock in breach of a stock option agreement with Mr. Lealos. In March 1998, the Company filed an answer to the complaint in which it stated that the alleged employment agreement was not intended to be effective and was rescinded by the parties, and that the stock option agreement was not breached by the Company. The Company's answer also asserted numerous counterclaims against Mr. Lealos, including breach of fiduciary duty and conversion, for which the Company is seeking damages in excess of $1,500,000. Although management of the Company intends to vigorously defend against the suit, there can be no assurance that the litigation will not be decided adverse to the Company and that such an adverse decision would not have a material adverse effect on the Company.

       Other than that set forth above, to the best knowledge of the Company, no other material legal proceedings are pending or have been threatened. See "Risk Factors - Litigation."

                      MANAGEMENT'S DISCUSSION AND ANALYSIS


GENERAL

Since July 1990, the Company has been engaged almost exclusively in research and development activities focused on developing proprietary saliva based collection devices and rapid assays for infectious diseases. Other than sales of the Company's collection devices, the Company has not yet commenced any significant product commercialization. The Company has incurred significant operating losses since its inception, resulting in an accumulated deficit of $30,863,043 at June 30, 1998. Such losses are expected to continue for the foreseeable future and until such time, if ever, as the Company is able to attain sales levels sufficient to support its operations. The Company believes that its current cash position and cash received from the sale of its preferred stock in August 1998, combined with revenues and other cash receipts, will be sufficient to fund the Company's operations through 1998. However, substantial additional financing will be required in 1999. There can be no assurance that such financing will be achieved or that financings will be on terms favorable to the Company. The Company's significant operating losses and significant capital requirements raise substantial doubt about the Company's ability to continue as a going concern.

On August 3, 1998, the Company effected a one-for-ten reverse split of shares of its outstanding common stock. As a result, all share amounts and values described below reflect the reverse stock split.

RESULTS OF OPERATIONS

                  FISCAL YEAR 1997 COMPARED TO FISCAL YEAR 1996

REVENUES. The Company's revenues consist of product sales. Revenues increased 92% to $1,422,296 in 1997 from $740,650 in 1996. The increase in product sales revenue was primarily attributable to increased demand for and sales of the Company's rapid testing systems, Sero-Strip HIV and Hema-Strip HIV, as the Company had more approvals to sell these two products in countries outside the United States. Sales to one customer represented approximately 17% of total revenues in 1997. Sales to three customers accounted for approximately 20%, 18% and 11%, respectively of total revenues in 1996.

COST OF PRODUCTS SOLD. Costs of products sold increased to $1,426,638 (100.3% of product sales) in 1997 from $894,841 (125% of product sales) in 1996. Costs of products sold increased as a percentage of product sales due to increased manufacturing overhead, larger square footage of manufacturing facilities and an increase in the number of manufacturing personnel in early 1997. During 1997, the Company reviewed the production efficiency, costs and regulations related to its manufacturing facilities, and as a result of this review, the Company decided to close its Singapore manufacturing facility. The Company expects the costs of products to decrease in 1998 due to the closure of facilities in Singapore and reduction in personnel.

RESEARCH AND DEVELOPMENT EXPENSES. Research and development expenses increased 8% to $665,475 in 1997 from $617,358 in 1996. In 1996, research and development efforts were expanded for product development for Saliva-Strip and Stat-Simple and rapid tests for hepatitis. In 1997, research and development efforts were focused primarily on Stat-Simple in order to submit this product to the FDA for marketing clearance, which occurred in February 1998. Additionally, in 1997, the Company focused on cost controls in all departments, including research and development, and thus intentionally reduced these costs as a percentage of product sales from 86% in 1996 to 47% in 1997.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased 34.7% to $5,270,955 in 1997 from $3,911,587 in 1996. The increase was primarily due equally to increased legal fees related to litigation matters and securities filings and compliance matters in 1997 and compensation expenses related to the grant of stock options in 1997, offset by the result of cost cutting programs put in place to reduce administrative expenses. The Company expects selling, general and administrative expenses to decrease in 1998 due to the closure of facilities in Singapore and reduction in personnel.

WRITE-OFF OF GOODWILL. In September 1995, the Company purchased the minority interest in its 90% owned subsidiary, Saliva Diagnostic Systems (Asia) Ltd. ("SDS Asia") and the minority interest in SDS Asia's 83% owned subsidiary. The transaction was accounted for as a purchase and resulted in an excess of purchase price over net assets acquired of $600,000. In 1996, the Company reviewed its Singapore operations and concluded that the use of Singapore as a primary manufacturing source was no longer required. Accordingly, the Company assessed the recoverability of the remaining goodwill associated with the purchase of SDS Asia, which resulted in a write-off of the remaining goodwill, $540,000, at December 31, 1996.

RESTRUCTURING EXPENSE. Results of operations of 1997 included a charge associated with a restructuring plan designed to reduce costs and improve manufacturing and operational efficiencies. Under the plan, the Company closed its Singapore manufacturing operations in October 1997. The Company plans to out-source manufacturing previously performed in Singapore to qualified sources and locations. Total costs accrued in connection with the restructuring at the end of the third quarter of 1997 were $194,000 and included approximately $100,000 related to termination of employees, approximately $37,000 associated with the settlement of the lease obligation in Singapore, $47,000 for other costs related to closing the Singapore location and $10,000 non-cash charge for the write off of leasehold improvements. The change in the restructuring reserve during the fourth quarter of 1997 consisted of approximately $61,000 of additional employee termination costs and a $24,000 charge related to a portion of the cumulative foreign translation account related to the Singapore operation.

INTEREST EXPENSE AND LOAN FEES. Interest expense increased to $413,993 in 1997 from $28,861 in 1996. In March 1997, in connection with the sale of $1.5 million of 7.5% Convertible Debentures, due February 28, 1999 (the "Debentures"), a discount of $375,000 was recorded, resulting from an allocation of proceeds to the discounted conversion feature. This discount was written off to interest expense at June 30, 1997, in connection with the conversion of the Debentures.

INCOME TAXES. The Company is in a net deferred tax asset position and has generated net operating losses to date. Accordingly, no provision for or benefit from income taxes has been recorded in the accompanying statements of operations. The Company will continue to provide a valuation allowance for its deferred tax assets until it becomes more likely than not, in management's assessment, that the Company's deferred tax assets will be realized. See Note 9 of Notes to Consolidated Financial Statements.

       SECOND QUARTER AND FIRST SIX MONTHS OF 1998 COMPARED TO SECOND QUARTER AND FIRST SIX MONTHS OF 1997

REVENUES. The Company's revenues consist of product sales. Revenues decreased 48% to $251,531 in the second quarter of 1998 from $484,869 in the second quarter of 1997, and decreased 37% to $449,109 in the first six months of 1998 from $711,903 in the first six months of 1997. The decreases in revenue were primarily attributable to establishing a manufacturing base in Vancouver and delays in commissioning equipment. See "Cost of products sold" below. Sales to four customers represented approximately 47% of total revenues in the first six months of 1998, and sales to one customer represented approximately 24% of total revenues in the six months ended June 30, 1997.

COST OF PRODUCTS SOLD. Costs of products sold decreased to $315,077 (125% of product sales) in the second quarter of 1998 from $402,738 (83% of product sales) in the second quarter of 1997, and decreased to $567,777 (126% of product sales) in the first six months of 1998 from $600,898 (84% of product sales) in the first six months of 1997.

RESEARCH AND DEVELOPMENT EXPENSES. Research and development expenses decreased 9% to $142,659 in the second quarter of 1998 from $156,124 in the second quarter of 1997, and decreased 10% to $315,038 in the first six months of 1998 from $350,836 in the first six months of 1997, primarily as a result of reduced payroll and related expenses. The Company is focused on cost controls in all departments, including research and development, and thus intentionally reduced these costs. This has been achieved without compromising standards in research and development. See "Recent Developments" below.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses decreased 25% to $623,792 in the second quarter of 1998 from $826,715 in the second quarter of 1997, and decreased 29% to $1,270,169 in the first six months of 1998 from $1,780,628 in the first six months of 1997, primarily as a result of the closure of facilities in Singapore, a reduction in the number of administrative personnel and continued restraint on expenditures.

INTEREST EXPENSE. Interest expense decreased to $1,300 in the second quarter of 1998 from $400,705 in the second quarter of 1997, and decreased to $2,705 in the first six months of 1998 from $409,284 in the first six months of 1997 due to a non-recurring interest charge on the Convertible Debentures, due February 28, 1999, then outstanding.

INCOME TAXES. The Company is in a net deferred tax asset position and has generated net operating losses to date. Accordingly, no provision for or benefit from income taxes has been recorded in the accompanying statements of operations. The Company will continue to provide a valuation allowance for its deferred tax assets until it becomes more likely than not, in management's assessment, that the Company's deferred tax assets will be realized.

LIQUIDITY AND CAPITAL RESOURCES

Since inception, the Company has financed its capital requirements through proceeds from its public offering of common stock in March 1993 and the exercise of common stock purchase warrants pursuant to such offering, proceeds from sales of convertible debentures, proceeds from private placements of common stock and preferred stock, and the exercise of common stock purchase warrants and stock options. In March 1997, the Company raised net proceeds of approximately $1,380,000 (net of issuance costs of $120,000) from the private sale of $1.5 million Convertible Debentures, due February 28, 1999. In June 1997 and August 1997, the Company entered into three separate common stock subscription agreements for the issuance and sale of a total of 408,290 shares of Common Stock for an aggregate purchase price of $2,063,000 (net of issuance costs). In January 1998, the Company entered into a securities purchase agreement with an investor for the issuance and sale of 1,500 shares of the Company's newly designated Series 1998-A Convertible Preferred Stock (the "1998-A Preferred Stock") for an aggregate purchase price of $1,380,000 (net of issuance costs of $120,000). In May 1998, the Company entered into a securities purchase agreement with an investor for the issuance and sale of 156,250 shares of its common stock for an aggregate purchase price of $250,000. In August 1998, the Company entered into a securities purchase agreement with an investor for the issuance and sale of 500 shares of the Company's Series 1998-B Convertible Preferred Stock for an aggregate purchase price of $470,000 (net of issuance costs of $30,000). Pursuant to such securities purchase agreement, the investor is obligated to purchase an additional 500 shares of Series 1998-B Convertible Preferred Stock for an aggregate purchase price of $470,000 (net of issuance costs of $30,000) on or before December 3, 1998, and an additional 500 shares of Series 1998-B Convertible Preferred Stock for an aggregate purchase price of $470,000 (net of issuance costs of $30,000) on or before April 3, 1999.

Cash used in operating activities in the first six months of 1998 was $1,739,685. This was primarily a result of a net loss of $1,669,094, adjustments for depreciation and amortization, and a decrease in accounts payable, accrued expenses and inventories. Accounts payable and inventories decreased due to reduced production volume in the first quarter of 1998 resulting from delays in the transfer of manufacturing to outsourced manufacturing facilities.

Accrued expenses totaled $1,343,849 at June 30, 1998 against $1,473,944 at December 31, 1997. Accrued wages and salaries decreased to $444,331 at June 30, 1998 from $493,352 at December 31, 1997. Accrued restructuring costs decreased to $13,040 at June 30, 1998 from $135,522 at December 31, 1997 due to the completion of the closure of the Singapore operation. The residual amount will be paid during the statutory liquidation of the Singapore subsidiary. Litigation contingencies increased by $61,000 in the period to reflect new estimates of ongoing legal costs related to the lawsuits.

Cash used in investing activities in the first six months of 1998 was $2,103, which represented acquisition costs of property and equipment related to the construction of drying facilities and reengineering of molds.

Cash provided by financing activities in the first six months of 1998 was $1,617,917. This was primarily a result of net proceeds of $1,380,000 from the sale of its 1998-A Preferred Stock and $250,000 from the sale of its common stock.

In March 1997, the Company received net proceeds of approximately $1,380,000 (net of issuance costs of $120,000) from the sale of the Debentures. In connection with the issuance of the Debentures, the Company also issued to Grayson & Associates, Inc. warrants to purchase up to 89,552 shares of the Company's Common Stock for a purchase price of $1.34 per share on or before March 14, 2002. In May and June 1997, the holders of the Debentures agreed to an acceleration of conversion and converted the Debentures into a total of 1,736,824 shares of Common Stock, plus interest in the form of 27,604 shares of Common Stock. The Company had requested the acceleration in order to increase equity to meet the listing requirements of The Nasdaq SmallCap Market. In October 1997 and January 1998, the holders of the Debentures exercised their rights to receive an additional approximately 1,560,000 shares after certain conditions had been met. No further rights or obligations for the issuance of Common Stock are outstanding under the terms of the Debentures.

A discount was recorded at the date of issuance of the Debentures, resulting from an allocation of proceeds to the discounted conversion feature, which was to be amortized to interest expense over the conversion period. Additionally, financing costs related to these Debentures were deferred and amortized, using the effective interest method, over the term of the Debentures. The discount and remaining unamortized financing costs of $375,000 and $99,800, respectively, were written off to interest expense and additional paid in capital, respectively, upon the early conversion of the Debentures.

In June and August 1997, the Company entered into three separate common stock subscription agreements pursuant to which the Company issued and sold a total of 4,082,905 shares of its Common Stock for an aggregate purchase price of $2,063,000, net of offering costs. As a finder's fee, the Company paid $104,800 in cash and warrants to purchase 161,600 shares of the Common Stock for an exercise price of $0.50 per share, and 33,032 shares of the Common Stock for an exercise price of $0.72656 per share, all of which expire on June 30, 2002. Also in connection with the private placement, the Company issued warrants to purchase up to 100,000 shares of the Company's Common Stock, exercisable at any time from January 1, 1998 to January 1, 2003, at an exercise price of $1.00 per share.

In connection with the private placement, the Company also entered into separate registration rights agreements under each of which the Company is required to file a registration statement covering resales of shares of the Common Stock. A registration statement on Form S-3 covering resales of such shares was declared effective on September 30, 1997. Because the Company is no longer eligible to file on Form S-3 due to the delisting of the Company's securities from Nasdaq, the Company intends to file a post-effective amendment to the registration statement on Form SB-2.

On January 26, 1998, the Company entered into a securities purchase agreement with an investor for the issuance and sale of shares of its 1998-A Preferred Stock. Pursuant to the securities purchase agreement, the Company sold a total of 1,500 shares of the 1998-A Preferred Stock to the investor for an aggregate purchase price of $1,380,000 (net of issuance costs of $120,000). The investor is entitled to receive a number of shares of the Company's common stock upon conversion of the 1998-A Preferred Stock as determined by dividing the purchase price of the 1998-A Preferred Stock by the lesser of (i) $3.375, and (ii) 80% of the average closing bid price of the Company's common stock for the five trading days prior to conversion. As of August 12, 1998, the investor had converted all shares of the 1998-A Preferred Stock for a total of 1,804,251 shares of the Company's common stock.

The 1998-A Preferred Stock is convertible into the Company's common stock at a beneficial conversion ratio, and as a result, a discount of $300,000 was recorded at the date of issuance of the 1998-A Preferred Stock. The discount will be accreted to deemed preferred dividends over the conversion period, which ends July 25, 1998. Additionally, the Company incurred offering costs related to the 1998-A Preferred Stock totaling approximately $120,000. These offering costs are reflected as a discount to the 1998-A Preferred Stock and will be accreted as deemed preferred dividends over the conversion period, which ends July 25, 1998. At June 30, 1998, $195,208 had been recorded as deemed dividends, relating to the beneficial conversion ratio and offering costs. Initially, the 1998-A Preferred Stock was redeemable at the option of the holders under certain conditions which were outside the control of the Company. Accordingly, the 1998-A Preferred Stock has not been classified as stockholders' equity at June 30, 1998. On July 30, 1998, the Company amended the terms of the 1998-A Preferred Stock such that the 1998-A Preferred Stock will be accounted for as an equity instrument as of that date.

In connection with the issuance and sale of the 1998-A Preferred Stock, the Company entered into a separate registration rights agreement with the investor under which the Company is required to file a registration statement covering resales of shares of the Common Stock issuable upon conversion of the 1998-A Preferred Stock. The Agreement provides that the Company will pay certain amounts to the investor if the registration statement is not filed on or before February 26, 1998 or is not declared effective by the Securities and Exchange Commission by April 26, 1998. A registration statement on Form S-3 was filed on February 26, 1998. Because the Company is no longer eligible to file on Form S-3 due to the delisting of the Company's securities from Nasdaq, the Company has filed a pre-effective amendment to the registration statement on Form SB-2. The terms of the 1998-A Preferred Stock provide that, if the registration statement is not declared effective by April 26, 1998, the Company shall pay, upon demand of the investor, an amount equal to two percent (2%) of the purchase price of the 1998-A Preferred Stock for the period from April 26, 1998 until the date the registration statement is declared effective. The investor has indicated that it will make no demand for payment. There can be no assurances, however, that the investor will not make demand for payment or that such a demand would not have a material adverse effect on the Company.

In connection with the issuance of the 1998-A Preferred Stock, the Company paid a cash fee to a placement agent of 7.5% of the gross proceeds ($112,500) and attorney's fees equal to 0.5% of the gross proceeds ($7,500). The Company also issued warrants to the investor to purchase up to 75,000 shares of Common Stock at an exercise price of $3.375 per share, which expire on January 26, 2003. The fair value of these warrants of $248,250 has been reflected as a discount to the 1998-A Preferred Stock and will be accreted as deemed preferred dividends over the conversion period, which ends July 25, 1998. At June 30, 1998, $111,885 had been recorded as deemed dividends related to the fair value of the warrants.

On April 28, 1998, the Company issued to the Tail Wind Fund Ltd. ("Tail Wind") 149,663 shares of its common stock, which Tail Wind was entitled to receive pursuant to the terms of a common stock purchase agreement dated as of June 30, 1997 between Tail Wind and the Company. The agreement provided for the issuance of such additional reset shares upon the occurrence of certain conditions related to the market price of the Company's common stock during a specified period.

Also on April 28, 1998, the Company issued to Biscount Overseas Limited 153,756 shares of its common stock upon the conversion of 140 shares of the 1998-A Preferred Stock.

On May 26, 1998, the Company entered into a common stock subscription agreement with Paul Bernstein for the issuance and sale of 156,250 shares of its common stock for an aggregate purchase price of $250,000.

The Company's capital requirements have been and will continue to be significant. The Company currently has an accumulated deficit due to its history of losses. The Company is dependent upon its effort to raise capital to finance its future operations, including the cost of manufacturing and marketing of its products, to conduct clinical trials and submissions for FDA approval of its products and to continue the design and development of its new products. Marketing, manufacturing and clinical testing may require capital resources substantially greater than the resources available to the Company.

The Company believes that its current cash position and cash received from the sale of its preferred stock in August 1998, combined with revenues and other cash receipts, will be sufficient to fund the Company's operations through 1998. However, substantial additional financing will be required in 1999. There can be no assurance that such financing will be achieved or that financings will be on terms favorable to the Company. The Company will continue to seek public or private placement of its equity securities and corporate partners to develop products. The Company's future capital needs will depend upon numerous factors, including the progress of the approval for sale of the Company's products in various countries, including the United States, the extent and timing of the acceptance of the Company's products, the cost of marketing and manufacturing activities and the amount of revenues generated from operations, none of which can be predicted with certainty. The Company's significant operating losses and capital requirements raise substantial doubt about the Company's ability to continue as a going concern.

RECENT DEVELOPMENTS

On July 22, 1998, the Company issued to Biscount Overseas Limited 68,291 shares of its common stock upon the conversion of 60 shares of the 1998-A Preferred Stock.

On July 28, 1998, the Company issued to Tail Wind 51,376 shares of its common stock, which Tail Wind was entitled to receive pursuant to the terms of the common stock purchase agreement dated as of June 30, 1997 between Tail Wind and the Company, which provided for the issuance of such additional reset shares upon the occurrence of certain conditions related to the market price of the Company's common stock during a specified period. Under the terms of such common stock purchase agreement, Tail Wind remains entitled to receive an additional 17,410 shares of common stock.

On July 31, 1998, the US Food and Drug Administration notified the Company that it has granted Certificates of Exportability covering all required countries for all of the Company's HIV diagnostic devices, after determining that the Company's Vancouver facility was compliant with FDA Good Manufacturing Practices
(GMP) regulations.

On August 3, 1998, the Company appointed Paul Bernstein as a member of its Board of Directors.

On August 3, 1998, the Company entered into a securities purchase agreement with an investor for the issuance and sale of shares of its newly designated Series 1998-B Convertible Preferred Stock (the "1998-B Preferred Stock"). Pursuant to the securities purchase agreement, the Company sold a total of 500 shares of the 1998-B Preferred Stock to the investor for an aggregate purchase price of $470,000 (net of issuance costs of $30,000). The investor is entitled to receive a number of shares of the Company's common stock upon conversion of the 1998-B Preferred Stock as determined by dividing the purchase price of the 1998-B Preferred Stock by the lesser of (i) $1.69, and (ii) 80% of the average closing bid price of the Company's common stock for the five trading days prior to conversion. In addition, the investor is committed to purchase an additional 1,000 shares of 1998-B Preferred Stock prior to April 3, 1999 for an aggregate purchase price of $940,000 (net of issuance costs of $60,000).

On August 7, 1998, the US Food and Drug Administration advised the Company that it has cleared the Company's Stat-Simple(TM) pylori test for diagnostic use in humans. Stat-Simple(TM) pylori is a finger-prick test for the bacterial infection responsible for the majority of stomach ulcers and certain other gastrointestinal diseases in humans, and may allow physicians to diagnose the infection at the time of patient visit, thereby avoiding the expense and time consumed in traditional laboratory-based testing.

On August 12, 1998, Biscount Overseas Limited converted all remaining shares of 1998-A Preferred Stock for a total of 1,582,202 shares of Common Stock.

REVERSE STOCK SPLIT

On August 3, 1998, the Company effected a one-for-ten reverse split of shares of its outstanding common stock, which was previously approved by the Company's shareholders at a special meeting held on February 28, 1998. The Company's common stock currently trades on the OTC Bulletin Board under the symbol "SALVD" to reflect the reverse split, and will resume trading under the symbol "SALV" beginning September 3, 1998. Warrants to purchase the Company's common stock, including the Company's publicly-held warrants, and options, preferred stock, and other securities convertible into shares of the Company's common stock, will be adjusted in accordance with their terms to reflect the reverse stock split. Upon exercise or conversion, holders of such securities will be entitled to receive one-tenth of the number of shares of post-split common stock as they were entitled to receive of pre-split common stock.

YEAR 2000 ISSUE

Many computer systems experience problems handing dated beyond year 1999. Many existing computer programs only use two digit to identify a year in the date field. Such systems and programs must be modified or replaced prior to January 1, 2000 in order to remain functional. The Company has undertaken a company-wide review of its Year 2000 exposure. The Company has identified its key suppliers and intends to send written requests for information on their Year 2000 compliance status. As required to address potential failures of these parties to be Year 2000 ready, the Company will send additional requests and develop contingency plans.

Failure by the Company and/or the third parties with whom it does business to be prepared for and properly address the Year 2000 issue could have a material adverse effect on the Company and its ability to conduct business. The Company expects to implement successfully the systems and programming changes necessary to address the Year 2000 issue and does not believe the cost of such actions will have a material adverse effect on the Company, its results of operations or financial condition.

                      MARKET FOR REGISTRANT'S COMMON EQUITY
                         AND RELATED STOCKHOLDER MATTERS

       Until the close of market on March 10, 1998, the Company's common stock was included in The Nasdaq SmallCap Market under the symbol "SALV." The following table sets forth the high and low bid quotations as reported by the OTC Bulletin Board for the period March 10, 1998 through March 31, 1998 and Second Quarter 1998, and as reported by The Nasdaq SmallCap Market for the other periods indicated. The market quotations represent prices between dealers, do not include retail markup, markdown or commissions, and may not represent actual transactions. These quotations have not been adjusted to reflect the one-for-ten reverse split of the Company's common stock, effective August 3, 1998.

                               HIGH        LOW
1998
January 1 - March 10        $  0.44    $  0.22
March 10 - March 31            0.31       0.15
Second Quarter                 0.65       0.08

1997
First Quarter               $  2.06    $  1.16
Second Quarter                 1.78       0.94
Third Quarter                  1.47       0.63
Fourth Quarter                 1.22       0.31

1996
First Quarter               $  2.44    $  0.47
Second Quarter                 5.00       1.63
Third Quarter                  3.13       1.31
Fourth Quarter                 2.34       1.06

       Effective with the close of the market on March 10, 1998, the Company's securities were delisted from The Nasdaq SmallCap Market for failure to meet the new Nasdsaq continued listing requirements. Trading in the Company's securities is and will be conducted in the over-the-counter market on the OTC Bulletin Board, an electronic bulletin board established for securities that do not meet the Nasdaq listing requirements, or in what are commonly referred to as the "pink sheets." As a result of the Nasdaq delisting, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the price of, the Company's securities. In addition, the Company's securities are subject to so-called "penny stock" rules that impose additional sales practice requirements on broker-dealers who sell such securities. Consequently, removal from the Nasdaq system may affect the ability or willingness of broker-dealers to sell the Company's securities and the ability of purchasers of the Company's securities to sell their securities in the secondary market.

       Effective with the opening of market on August 3, 1998, the Company effected a one-for ten reverse split of its Common Stock, which was previously approved by the Company's shareholders at a special meeting held on February 28, 1998. The Common Stock will trade on the OTC Bulletin Board under the symbol "SALVD" to reflect the reverse split until September 3, 1998, at which point it will resume trading under the symbol "SALV." Warrants to purchase Common Stock, including the Company's publicly held warrants, and options, preferred stock and other securities convertible into shares of Common Stock will be adjusted in accordance with their terms to reflect the reverse stock split.

       There were approximately 450 shareholders of record and 8,700 beneficial owners of the Company's Common Stock at September 1, 1998. There were no cash dividends declared or paid in fiscal years 1997 or 1996. The Company does not anticipate declaring such dividends in the foreseeable future.

            Warrants to purchase approximately 140,000 shares of the Company's common stock at $12.50 per share, which have been extended to September 30, 1998, traded on The Nasdaq SmallCap Market under the symbol "SALVW" until the close of market on March 10, 1998.


                                   MANAGEMENT

                            DIRECTORS OF THE COMPANY

 NAME OF DIRECTOR          AGE           POSITION WITH THE COMPANY
 ----------------          ---           -------------------------
 Kenneth J. McLachlan      51    President, Chief Executive Officer, Chief
                                 Financial Officer, Chief
                                 Accounting Officer and Director
 Hans R. Vauthier, Ph.D.   73    Director
 Eric F. Stoer, Esq.       53    Director
 Paul P. Bernstein         63    Director

       The following are brief summaries of the business experience of the directors of the Company, including, where applicable, information as to other directorships held by each of them. There are no family relationships among any of the directors and executive officers of the Company.

KENNETH J. MCLACHLAN has served on the Board of Directors since December 1995. In December 1996, Mr. McLachlan was appointed by the Board to serve as the Company's President and Chief Executive Officer. Mr. McLachlan has served as the Company's Chief Financial Officer since June 1996, and as the Company's Chief Financial Officer and Chief Accounting Officer since September 1997. In 1993, Mr. McLachlan founded an international finance and consulting firm in the Netherlands. From 1988 to 1993, Mr. McLachlan served as Chief Financial Officer and Executive Vice President of Corange - Boehringer Mannheim, a privately-owned multinational health care group.

HANS R. VAUTHIER, PH.D. was appointed to the Board of Directors of the Company in May 1996 to fill the vacancy created by the resignation of Dr. Eugene Seymour. Since 1981, Dr. Vauthier has been a principal of Vauthier & Partner A.G., a consulting firm located in Basle, Switzerland which assists pharmaceutical companies in discovering and developing new products. Dr. Vauthier received his doctorate in economics and business administration from the University of Bern in Switzerland.

ERIC F. STOER, ESQ. was elected to the Board of Directors of the Company at its Annual Meeting of Shareholders in May 1997. Mr. Stoer has been a partner in the Washington, DC office of the law firm of Bryan Cave LLP since 1990. His practice is concentrated in the areas of corporate and business law with an international focus. Mr. Stoer has served on the boards of directors of a number of pharmaceutical testing and consulting companies, including Boehringer Mannheim Pharmaceuticals.

PAUL P. BERNSTEIN was appointed to the Board of Directors in July 1998. Mr. Bertstein is a co-founder and shareholder of Sanford C. Bernstein & Co., Inc., an investment banking and research firm.

                        EXECUTIVE OFFICERS OF THE COMPANY

NAME                   AGE            CURRENT POSITION(S) WITH COMPANY
--------------------------------------------------------------------------------
Kenneth J. McLachlan    51   President, Chief Executive Officer, Chief Financial
                             Officer and Chief Accounting Officer
David Barnes, MD        52   Managing Director, SDS International, Ltd.
Paul D. Slowey, Ph.D.   42   Chief Operating Officer and Vice President of
                             Marketing

       The following are brief summaries of the business experience of the Executive Officers of the Company. For information on the business background of Mr. McLachlan, see "-- Directors of the Company."

DAVID BARNES, M.D. had served on the Board of Directors of the Company from November 1993 until May of 1997. Dr. Barnes has been the Managing Director of SDS International, Ltd. (UK) ("SDS-UK") since commencement of its operations. Prior to his position as Managing Director of SDS-UK, Dr. Barnes was Director of Medical Services for Hemotex Ltd., a laboratory service primarily involved with the insurance industry in the United Kingdom.

PAUL D. SLOWEY, PH.D. began employment as Director of Sales and Marketing at the Company in August 1996. In May 1997, Dr. Slowey was promoted to Chief Operating Officer and Vice President of Sales and Marketing of the Company. From February 1990 until he joined the Company, Dr. Slowey was employed at INCSTAR Corp., a Minnesota manufacturer of diagnostic products, as International Marketing Manager and Director of International Sales.


                    EXECUTIVE COMPENSATION AND OTHER MATTERS

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

       The following table provides certain summary information for the 1995, 1996 and 1997 fiscal years concerning compensation awarded to, earned by or paid the Company's Chief Executive Officer and the other executive officer of the Company whose total annual salary and bonus exceeded $100,000 (collectively, the "named executive officers") for the fiscal year ended December 31, 1997. Share amounts and values reflect the reverse stock split, effective August 3, 1998.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG TERM
                                                                            COMPENSATION
                                      ANNUAL COMPENSATION (1)             -----------------
                              ----------------------------------------          AWARDS
                                                                              SECURITIES
                                                          OTHER               UNDERLYING
                                 FISCAL                   ANNUAL               OPTIONS            ALL OTHER
                                  YEAR      SALARY     COMPENSATION              (#)             COMPENSATION
                              ----------------------------------------    -----------------    ----------------
Kenneth J. McLachlan (2)          1997       -           $180,000              100,000               -
   President and                  1996       -             51,000                 -                  -
   Chief Executive Officer        1995       -            -                       -                  -

David Barnes, MD (3)              1997     $135,000       -                      7,500               -
   Managing Director,             1996      135,000       -                       -                  -
   SDS International, Ltd.        1995      131,750       -                     17,500               -


(1) Amounts shown include compensation earned in each respective fiscal year. No bonuses were paid in any of the fiscal years reported.

(2) Includes 100,000 options granted to International Business Consultants ("IBCO"), a Jersey company of which Mr. McLachlan is a principal, pursuant to a Management Consulting Agreement entered into as of December 5, 1997 between IBCO and the Company under which IBCO provides Mr. McLachlan's services to the Company. See "Certain Relationships and Related Transactions." Amounts paid in 1996 included payments to Mr. McLachlan pursuant to a consulting contract which commenced in June 1996 and which was superseded by the Agreement with IBCO. Mr. McLachlan has served as the Company's Chief Financial Officer since June 1996 and was appointed President and Chief Executive Officer by the Board of Directors in December 1996.

(3) Includes options to purchase 17,500 shares of Common Stock granted to Mr. Barnes in 1995 subject to shareholder approval of an increase in the Company's authorized number of common shares; such approval was obtained on February 20, 1997.

       In August 1994, the Company entered into an employment agreement with Dr. David Barnes for the position of Managing Director of SDS International, Ltd.
(UK). The employment agreement provides for an annual base salary of 79,200 (pound sterling) (approximately US $135,000.00) plus the use of a car. If the agreement is terminated for any reason, Dr. Barnes is entitled to receive his base salary for the remaining term of the agreement.

OPTIONS GRANTED IN LAST FISCAL YEAR

       The following table sets forth, for each of the named executive officers, information concerning options granted during the fiscal year ended December 31, 1997.

                                                   INDIVIDUAL GRANTS                               POTENTIAL REALIZABLE
                               --------------------------------------------------------------        VALUE AT ASSUMED
                                                                                                  ANNUAL RATES OF STOCK
                                               PERCENT OF                                                PRICE
                                                 TOTAL
                                                OPTIONS
                                                                                                   APPRECIATION FOR
                                               GRANTED TO       EXERCISE                            OPTION TERM (2)
                               OPTIONS         EMPLOYEES         PRICE           EXPIRATION
             NAME             GRANTED(1)        IN 1997          ($/Sh)             DATE         5%               10%
             ----             ----------        -------          ------             ----         ---             ----
Kenneth J. McLachlan           100,000 (3)         57%           $4.06           12-05-07     $661,300        $1,053,100

David Barnes, M.D                7,500              4%           $4.06           12-05-07       49,600            79,000


(1) Options were granted at an exercise price equal to the fair market value of the Company's Common Stock on date of grant. Options granted were exercisable upon grant, and have a ten year term.

(2) The potential realizable value is calculated based on the term of the option at time of grant (10 years) and is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated price. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions.

(3) Options were granted to International Business Consultants, a Jersey company, of which Mr. McLachlan is a principal. See "-- Certain Relationships and Related Transactions."

OPTION EXERCISE AND HOLDINGS

       The following table provides certain information concerning the value of unexercised options held as of the end of the fiscal year with respect to the named executive officers. There were no options exercised by the named executive officers in the last fiscal year. All options held by the named executive officers are currently exercisable.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                                                       NUMBER OF
                                                                                       SECURITIES                VALUE OF
                                                                                       UNDERLYING               UNEXERCISED
                                                                                      UNEXERCISED              IN-THE-MONEY
                                              SHARES                                    OPTIONS                  OPTIONS
                                             ACQUIRED             VALUE                AT FY-END                AT FY-END
                                               ON                REALIZED             EXERCISABLE/             EXERCISABLE/
                                             EXERCISE
                  NAME                          (#)                ($)              UNEXERCISABLE(1)           UNEXERCISABLE
---------------------------------------------------------------------------------------------------------------------------------
Kenneth J. McLachlan                             -                  -                 100,000  /  0              -  /  -

David Barnes, MD                                 -                  -                  35,800  /  0              -  /  -


(1) Share amounts reflect the reverse stock split, effective August 3, 1998.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

       In December 1997, the Company entered into a Management Consulting Agreement (the "Agreement") with International Business Consultants ("IBCO"), under which IBCO agreed to provide the services of Kenneth J. McLachlan as the Company's President and Chief Executive Officer from December 5, 1997 until December 31, 1998, with an automatic one year extension on January 1, 1999 and each year thereafter unless written notice is given by either the Company or IBCO 90 days prior thereto. Under the Agreement, IBCO will provide the services of Kenneth J. McLachlan as President and Chief Executive Officer of the Company in exchange for a base salary of $180,000 per annum or such greater amount as the Board of Directors of the Company may from time to time determine. Upon entering into the Agreement, IBCO was granted options to purchase 25,000 shares of the Company's Common Stock at $4.06 per share. IBCO was also granted options to purchase 75,000 shares of the Company's Common Stock at $4.06 per share as compensation for Mr. McLachlan's previous service to the Company. See "-- Summary of Cash and Certain Other Compensation." Additionally, under the Agreement, IBCO is entitled to an annual incentive bonus of 10% of the annual net income of the Company, during the term which IBCO renders services to the Company under the Agreement, payable, at the option of the Company, in cash or Common Stock of the Company. IBCO may be terminated for "cause" or "good reason," as defined in the Agreement.

       In January 1997, subsequent to his resignation as President and CEO of the Company in December 1996, Ronald Lealos filed a lawsuit against the Company in Superior Court in Clark County in the State of Washington. The complaint in the lawsuit alleged various breach of contract claims. This lawsuit was dismissed without prejudice as a prerequisite to a settlement agreement between Mr. Lealos and the Company. The parties did not reach a settlement and, in February 1998, Mr. Lealos filed a complaint against the Company in the same court which alleged substantially the same claims. In March 1998, the Company filed an answer to the complaint and asserted numerous counterclaims against Mr. Lealos (the "Counterclaim"), including counterclaims for breach of fiduciary duty and conversion.

       In 1992, the Company loaned to Mr. Lealos, then President and Director of the Company, $93,000 to purchase shares of the Company's Common Stock. The loan accrues interest at 6% annually. In 1995, the sum of $9,175 was paid toward the principal of the loan, leaving a remaining principal balance of $83,825 due December 31, 1996. The loan is among the subjects of the Company's Counterclaim.

       In June and August 1997, the Company sold shares of its Common Stock in a private placement pursuant to Regulation D, promulgated under the Securities Act of 1933. Pursuant to common stock subscription agreements between the Company and the investors named therein, the Company sold a total of 408,290 shares of Common Stock for an aggregate purchase price of $2,063,000, net of issuance costs. Bermuda Trust Company, trustee for the Morar Trust, of which the children of Kenneth J. McLachlan are beneficiaries, was an investor in the private placement and purchased 20,000 shares for an aggregate purchase price of $100,000.

       Eric F. Stoer, a director of the Company, is a partner in the law firm of Bryan Cave LLP, which has provided legal services to the Company.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

       The following table sets forth certain information regarding the beneficial ownership of Common Stock of the Company as of September 1, 1998 as to (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director or nominee for director of the Company, (iii) each of the executive officers named in the Summary Compensation Table herein, and (iv) all directors and executive officers as a group. Except as otherwise noted, the Company believes the persons listed below have sole investment and voting power with respect to the Common Stock owned by them.

                                                                           COMMON STOCK
--------------------------------------------------            ---------------------------------------
                                                                   NUMBER OF
                                                                     SHARES            % SHARES
     NAME AND ADDRESS                                             BENEFICIALLY       BENEFICIALLY
                                                                   OWNED (1)             OWNED
--------------------------------------------------            ---------------------------------------
     Kenneth J. McLachlan (2)
         607 Collingwood House
         Dolphin Square
         London SW1 3NF England                                    170,000 (2)           3.4%

     Hans R. Vauthier
         Steinengraben 28
         Ch-4051
         Basel, Switzerland                                         25,000 (3)            *

     Eric F. Stoer, Esq.
         c/o Bryan Cave LLP
         700 Thirteenth Street
         Washington, DC  20005                                      25,000 (4)            *

     David Barnes, M.D.
         c/o SDS International Ltd. (UK)
         11 Sovereign Close
         Sovereign Court
         London, England E1 9HW, UK                                 35,800 (5)            *

     Biscount Overseas Limited
         c/o International Securities Corp.
         310 Madison Avenue, Suite 501
         New York, NY  10017                                     3,748,513 (6)          50.6%

     All Executive Officers and Directors
     as a group (six persons)                                      419,830 (7)           8.4%

-----------------------
*     Less than one percent.


(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting power and investment power with respect to shares. Shares issuable upon the exercise of outstanding stock options that are currently exercisable or become exercisable within 60 days from September 1, 1998 are considered outstanding for the purpose of calculating the percentage of Common Stock owned by such person but not for the purpose of calculating the percentage of Common Stock owned by any other person.

(2) Includes 20,000 shares registered in the name of Bank of Bermuda Trust Company, trustee for the Morar Trust, an irrevocable trust established for the benefit of Mr. McLachlan's children. Also includes 50,000 shares registered in the name of Reads Trust Company Limited, trustee of an irrevocable trust established for the benefit of Mr. McLachlan's children. Mr. McLachlan has no power to vote or dispose of these shares pursuant to the terms of the trusts. Also includes options to purchase 100,000 shares of Common Stock which were granted to International Business Consultants, a Jersey company, of which Mr. McLachlan is a principal.

(3)   Includes options to purchase 25,000 shares of Common Stock.

(4)   Includes options to purchase 25,000 shares of Common Stock.

(5)   Includes options to purchase 35,800 shares of Common Stock.

(6) Includes an estimated 1,844,262 shares of Common Stock issuable upon conversion of the 1998-B Convertible Preferred Stock (based on the assumption of conversion at 80% of the market price of the Company's Common Stock on the date of this Prospectus). Also includes 25,000 shares of Common Stock issuable upon the exercise of the Warrants and 75,000 shares of Common Stock issuable upon exercise of warrants.

(7) Includes Kenneth J. McLachlan, Eric F. Stoer, Hans R. Vauthier, Paul Bernstein, David Barnes and Paul D. Slowey, the current directors and executive officers of the Company. Includes options to purchase an aggregate of 193,300 shares of Common Stock.


                               SELLING SHAREHOLDER

       The Selling Shareholder is Biscount Overseas Limited (the "Selling Shareholder" or "Biscount"). The Selling Shareholder has purchased 500 shares of the Company's Series 1998-B Convertible Preferred Stock, stated value $1,000 per share (the "1998-B Preferred Stock"), for an aggregate purchase price of $470,000 (net of issuance costs of $30,000), and has committed to purchase an additional 1,000 shares of 1998-B Preferred Stock for an aggregate purchase price of $940,000 (net of issuance costs of $60,000). The Selling Shareholder also received warrants to purchase 25,000 shares of Common Stock (the "Warrants") in connection with the private placement of the 1998-B Preferred Stock.

       Of the Shares offered hereby, 1,844,262 shares may be issued upon the conversion of 1,500 shares of the 1998-B Preferred Stock (based upon the assumption of conversion at 80% of the market price of the Common Stock on the date of this Prospectus), plus an additional presently indeterminate number of shares if the market price of the Common Stock on the date of conversion is less than on the date of this Prospectus, and 25,000 shares may be issued upon the exercise of the Warrants. All of the Shares that may be acquired by the Selling Shareholder upon conversion of the 1998-B Preferred Stock or upon exercise of the Warrants are being registered pursuant to the Registration Statement of which this Prospectus forms a part, and are being offered hereby. See "Description of Securities - 1998-B Preferred Stock" and "--Warrants."

       The Company will not receive any proceeds from the sale of the Shares by the Selling Shareholder. Sale of any shares of Common Stock by the Selling Shareholder, or even the existence of the right to acquire shares of Common Stock upon the exercise of the Warrants, may depress the price of the Common Stock. As of the date of this Prospectus, the Selling Shareholder owns 1,804,251 shares of Common Stock, which were issued upon conversion 1,500 shares of the Company's Series 1998-A Convertible Preferred Stock. These shares are registered for resale pursuant to a separate registration statement on file with the Securities and Exchange Commission. The Selling Shareholder currently owns no other shares of Common Stock. The Selling

Shareholder is not an affiliate of the Company and has had no position, office or other material relationship with the Company within the past three years.

       The foregoing summary is qualified in its entirety by the terms of the 1998-B Preferred Stock and the Warrants, which are filed as exhibits to the Registration Statement of which this Prospectus is a part.


                            DESCRIPTION OF SECURITIES

       GENERAL

       The Company's Certificate of Incorporation authorizes the Company to issue up to 50,000,000 shares of Common Stock, par value $.01 per share, and 1,000,000 shares of Preferred Stock, par value $.01 per share. Effective with the opening of business on August 3, 1998, the Company effected a one-for-ten reverse split of its outstanding Common Stock. As of September 1, 1998, there were approximately 5,453,937 shares of Common Stock outstanding. All of the material rights of the holders of Common Stock and 1998-B Preferred Stock are described below.

       COMMON STOCK

       The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. The holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common Stock. Holders of shares of Common Stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Common Stock. All of the outstanding shares of Common Stock are, and the shares of Common Stock offered hereby, when issued against the consideration set forth in this Prospectus, will be, fully paid and nonassessable.

       1998-B PREFERRED STOCK

       On August 3, 1998, the Company and the Selling Shareholder entered into an amendment to securities purchase agreement for the private placement of an aggregate 1,500 shares of the Company's 1998-B Preferred Stock. Pursuant to the terms of the agreement, the Selling Shareholder purchased 500 shares of the 1998-B Preferred Stock and committed to purchase an additional 500 shares of 1998-B Preferred Stock prior to December 3, 1998 and an additional 500 shares of 1998-B Preferred Stock prior to April 3, 1999, for an aggregate purchase price of $1,410,000 (net of issuance costs of $90,000). To date, the Selling Shareholder has received 500 shares of 1998-B Preferred Stock for a purchase price of $470,000 (net of issuance costs of $30,000).

       Pursuant to the terms of the 1998-B Preferred Stock, the holder has the right, exercisable at one or more times, at its option, to convert all of the shares of 1998-B Preferred Stock at any time. As of the date of this Prospectus, the holder has not converted any shares of the 1998-B Preferred Stock. Upon conversion of the 1998-B Preferred Stock, the holder will be entitled to receive a number of shares of the Company's Common Stock as determined by dividing the stated value of the 1998-B Preferred Stock ($1,000 per share), plus a dividend in the amount of 6% per annum of the stated value from the date of issuance (unless the Company elects to pay that dividend in cash), by a conversion price equal to the lesser of (i) $1.69, and (ii) 80% of the average closing bid prices of the Common Stock for the five trading days prior to conversion. The Selling Shareholder will be entitled to receive approximately 1,844,262 shares of Common Stock (based on the assumption of conversion at 80% of the market price of the Common Stock on the date of this Prospectus) upon conversion of all of the 1998-B Preferred Stock.

       WARRANTS

       In connection with the private placement of the 1998-B Preferred Stock, the Company issued the Warrants to Biscount. The Warrants entitle the holder thereof to purchase 25,000 shares of Common Stock from the Company for a purchase price of $3.375 per share on or before January 26, 2003. The warrantholder has certain demand and piggyback registration rights with respect to the shares that may be issued upon exercise of the Warrants. The Warrants have customary provisions regarding the adjustment of the number of warrants and the exercise price upon the occurrence of certain extraordinary events. Biscount has exercised its piggyback registration right in connection with the registration of the shares to be issued upon conversion of the 1998-B Preferred Stock.

       The foregoing summary is qualified in its entirety by the terms of the Common Stock, 1998-B Preferred Stock and the Warrants.


                              PLAN OF DISTRIBUTION

       The Selling Shareholder may sell the shares in one or more transactions (which may involve one or more block transactions) on the over-the-counter markets on the OTC Bulletin Board, and upon terms then prevailing, or at prices related to the then current market price, or in separately negotiated transactions, or in a combination of such transactions. The Common Stock offered hereby may be sold by one or more of the following methods, without limitation:
(a) a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (d) privately negotiated transactions; (e) short sales; and (f) face-to-face transactions between sellers and purchasers without a broker-dealer. The Selling Shareholder may also sell Shares in accordance with Rule 144 under the Securities Act. The Selling Shareholder will be deemed to be an underwriter of the shares offered hereby within the meaning of the Securities Act.

       The Company has agreed to keep effective the registration of the Shares offered hereby for a period of not less than two years, until the date upon which all of the Shares offered hereby have been sold or until the date on which the Shares may be sold without registration, whichever is shorter.

       In effecting sales, brokers or dealers engaged by the Selling Shareholder may arrange for other brokers or dealers to participate. Such broker or dealers may receive commissions or discounts from the Selling Shareholder in amounts to be negotiated. All other expenses incurred in connection with this offering will be borne by the Company other than the Selling Shareholder's legal fees. Such brokers and dealers and any other participating brokers or dealers may, in connection with such sales, be deemed to be underwriters within the meaning of the Securities Act. Any discounts or commissions received by any such brokers or dealers may be deemed to be underwriting discounts and commissions under the Securities Act.

       The Company is bearing all of the costs relating to registration of the Shares, except commissions, discounts or other fees payable to a broker, dealer, underwriter, agent or market maker in connection with the sale of any of the Shares and fees of counsel for the Selling Shareholder.


                                  LEGAL MATTERS

       The validity of the securities being offered will be passed upon for the Company by Bryan Cave LLP, 700 Thirteenth Street, Washington, DC 20005.


                                     EXPERTS

       The financial statements of the Company for the fiscal year ended December 31, 1997 have been audited by Arthur Andersen LLP, independent certified public accountants, to the extent and for the periods set forth in their report with respect thereto, and are included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997, in reliance upon such report given upon the authority of said firm as experts in auditing and accounting. The financial statements of the Company for the fiscal year ended December 31, 1996 have been audited by Hollander, Gilbert & Co., independent certified public accountants, to the extent and for the periods set forth in their report with respect thereto, and are included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996, in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.


                             CHANGES IN ACCOUNTANTS

       On May 30, 1997, the Company dismissed its independent accountants, Hollander, Gilbert & Co. Such dismissal was recommended and approved by the Company's Board of Directors.

       The audit reports of Hollander, Gilbert & Co. on the Company's consolidated financial statements as of and for the fiscal years ended December 31, 1996 and 1995 did not contain an adverse opinion or a disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope, or accounting principles except: they were modified as to uncertainty of the Company to continue as a going concern. During fiscal years 1996 and 1995 and the subsequent interim period through May 30, 1997, there were no disagreements with Hollander, Gilbert & Co. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not satisfied to Hollander, Gilbert & Co.'s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports.

       Also on May 30, 1997, the Company engaged Arthur Andersen LLP to be its independent auditors. The Company did not consult with Arthur Andersen LLP at any time prior to its engagement regarding the application of accounting principles to a completed or contemplated specified transaction or the type of audit opinion that might be rendered on the Company's consolidated financial statements. Prior to engaging Arthur Andersen LLP, the Company did not receive any written or oral advice from Arthur

Andersen LLP on accounting, auditing, or financial reporting issues. The engagement was recommended and approved by the Company's Board of Directors and ratified by the Company's shareholders at the Company's annual meeting of shareholders held on May 30, 1997.


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

       Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) arising under Section 174 of the General Corporation Law of Delaware, or
(iv) for any transaction from which the director derived an improper personal benefit.

       The Delaware Corporation Law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's by-laws, any agreement, vote of shareholders or otherwise.

       Article Ten of the Company's Certificate of Incorporation eliminates the personal liability of directors to the fullest extent permitted by Section 145 of the Delaware Corporation Law.

       The effect of the foregoing is to require the Company to indemnify the officers and directors of the Company for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

       INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION, SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

                             ADDITIONAL INFORMATION

       The Company has filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C., a Registration Statement on Form SB-2 (the "Registration Statement") under the Securities Act with respect to the Common Stock offered by this Prospectus. This Prospectus, filed as part of such Registration Statement, does not contain all of the information set forth in, or annexed as exhibits to, the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and this offering, reference is made to the Registration Statement, including the exhibits filed therewith, which may be inspected without charge at the Office of the Commission, 450 Fifth Street, NW, Washington, DC, 20549. Copies of the Registration Statement may be obtained from the Commission at its principal office upon payment of prescribed fees. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete and, where the contract or other document has been filed as an exhibit to the Registration Statement, each statement is qualified in all respects by reference to the applicable document filed with the Commission.

                              FINANCIAL STATEMENTS

       The Consolidated Financial Statements, together with the report thereon of Arthur Andersen LLP and Hollander, Gilbert & Co. are included in this report as follows:


       Report of Arthur Andersen LLP                                                      F-2

       Report of Hollander, Gilbert & Co.                                                 F-3

       Consolidated Balance Sheets as of December 31, 1997 and 1996                       F-4

       Consolidated Statements of Operations -                                            F-5
          For the Years Ended December 31, 1997 and 1996

       Consolidated Statement of Stockholders' Equity -                                   F-6
          For the Years Ended December 31, 1997 and 1996

       Consolidated Statements of Cash Flows -                                            F-7
          For the Years Ended December 31, 1997 and 1996

       Notes to Consolidated Financial Statements                                         F-8

       Consolidated Balance Sheets as of June 30, 1998                                   F-23
          and December 31, 1997 (Unaudited)

       Consolidated Statements of Operations -                                           F-24
          Six Months Ended June 30, 1998 and 1997 (Unaudited)

       Consolidated Statements of Cash Flows -                                           F-25
          Six Months Ended June 30, 1998 and 1997 (Unaudited)

       Notes to Consolidated Financial Statements                                        F-26

                    Report of Independent Public Accountants


To the Board of Directors and Shareholders of Saliva Diagnostic Systems, Inc.:

We have audited the accompanying consolidated balance sheet of Saliva Diagnostic Systems, Inc. (a Delaware Corporation) as of December 31, 1997, and the related consolidated statement of operations, stockholders' equity and cash flows for the year ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Saliva Diagnostic Systems, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                    Arthur Andersen LLP


Portland, Oregon,
March 23, 1998

                    Report of Independent Public Accountants


To the Board of Directors and Stockholders
Saliva Diagnostic Systems, Inc.:

We have audited the accompanying consolidated balance sheet of Saliva Diagnostic Systems, Inc. and subsidiaries as of December 31, 1996, and the related consolidated statement of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Saliva Diagnostic Systems, Inc. and subsidiaries as of December 31, 1996 and the results of operations, stockholders' equity and cash flows for the year then ended, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company's significant operating losses and significant capital requirements raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.




                                             Hollander, Gilbert & Co.

Los Angeles, California
March 21, 1997

                SALIVA DIAGNOSTIC SYSTEMS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                                      December 31,
                                                            --------------------------------
                                                                1997                1996
                                                            ------------        ------------
ASSETS
Current assets:
 Cash and cash equivalents                                  $    271,312        $    776,380
 Accounts receivable, less allowance of $42,000(1997)
  and $0 (1996)                                                  154,052             178,436
 Inventories                                                     458,177             268,431
 Prepaid expenses                                                 51,876              34,425
                                                            ------------        ------------
   Total current assets                                          935,417           1,257,672

 Property and equipment, less accumulated
  depreciation of $995,853(1997) and $792,309(1996)              434,457             493,649
 Deposits                                                         40,162             188,647
 Restricted cash                                                 120,500             120,500
 Patents and trademarks, less accumulated
  amortization of $48,375 (1997) and $39,183 (1996)              108,541             117,733
                                                            ------------        ------------
                                                            $  1,639,077        $  2,178,201
                                                            ============        ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
 Accounts payable                                           $    670,400        $    277,292
 Accrued expenses                                              1,473,944             540,781
 Accrued interest payable                                         68,240              68,240
 Current portion of long-term debt and
  obligations under capital leases                                33,779              35,057
                                                            ------------        ------------
   Total current liabilities                                   2,246,363             921,370
Long-term debt and obligations under capital
 leases, net of current portion                                   59,401              96,199
                                                            ------------        ------------
   Total liabilities                                           2,305,764           1,017,569

Commitments and contingencies (Note 13)

Shareholders' equity:
 Preferred stock, no par value, 1,000,000 shares
   authorized (1997), none issued and outstanding                      -                   -
 Common stock, $.01 par value, 50,000,000
  shares authorized (1997), 25,000,000 shares
  authorized (1996), issued and outstanding:
  29,344,624 (1997) and 22,090,785 (1996)                        293,447             220,908
 Additional paid-in capital                                   27,701,417          22,998,052
 Note receivable from shareholder for stock                      (83,825)            (83,825)
 Currency translation  adjustment                                (51,268)            (60,257)
 Accumulated deficit                                         (28,526,458)        (21,914,246)
                                                            ------------        ------------
  Total stockholders' equity                                    (666,687)          1,160,632
                                                            ------------        ------------
                                                            $  1,639,077        $  2,178,201
                                                            ============        ============


      The accompanying notes are an integral part of these balance sheets.

                SALIVA DIAGNOSTIC SYSTEMS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                   Years Ended December 31,
                                                               --------------------------------
                                                                   1997                1996
                                                               ------------        ------------
Revenues:
 Product sales                                                 $  1,422,296        $    715,780
 Technology licensing income                                              -              24,870
                                                               ------------        ------------
  Total revenues                                                  1,422,296             740,650

Costs and expenses:
 Cost of products sold                                            1,426,638             894,841
 Research and development expense                                   665,475             617,358
 Selling, general and administrative
  expense                                                         5,270,955           3,911,587
 Write-off of goodwill                                                    -             540,000
 Restructuring expense                                              278,537                   -
                                                               ------------        ------------
   Loss from operations                                          (6,219,309)         (5,223,136)


Interest income                                                      28,850              99,418
Interest expense                                                   (413,993)            (28,681)
Other expense                                                        (7,760)                  -
                                                               ------------        ------------
 Net loss                                                      $ (6,612,212)       $ (5,152,399)
                                                               ============        ============

 Basic and diluted net loss per share                          $      (0.27)       $      (0.26)
                                                               ============        ============

 Shares used in basic and diluted per share calculations         24,894,900          20,100,000
                                                               ============        ============



   The accompanying notes are an integral part of these financial statements.

                SALIVA DIAGNOSTIC SYSTEMS, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                          Additional                Currency
                                       Common Stock         Paid-in       Note    Translation   Accumulated
                                    Shares      Amount      Capital    Receivable  Adjustment     Deficit      Total
                                  --------------------------------------------------------------------------------------
Balances, December 31, 1995       13,176,366  $ 131,764  $ 17,726,078  $ (83,825)  $ (34,859)  $(16,761,847)  $ 977,311

Exercise of warrants               2,580,861     25,807     2,444,711                                         2,470,518
Exercise of stock options            104,750      1,048        75,802                                            76,850
Issuance of shares in settlement
  agreement                           16,500        166        53,584                                            53,750
Convertible debentures payable
  converted into common stock      6,212,308     62,123     2,697,877                                         2,760,000
Currency translation adjustment                                                      (25,398)                   (25,398)
Net loss                                                                                         (5,152,399) (5,152,399)
                                  --------------------------------------------------------------------------------------
Balances, December 31, 1996       22,090,785    220,908    22,998,052    (83,825)    (60,257)   (21,914,246)  1,160,632
Beneficial conversion feature
  related to Convertible
  Debentures issued March 1997                                375,000                                           375,000
Conversion of Debentures
  into common stock                1,736,824     17,368     1,482,632                                         1,500,000
Write-off of unamortized
   financing costs                                            (99,800)                                          (99,800)
Issuance of common stock
  pursuant to Debenture
  and private placement
  conversion reset provisions      1,399,356     13,994       (13,994)                                                -
Issuance of common stock
  in payment of interest
  on Debentures                       27,604        276        29,119                                            29,395
Sale of common stock in
  private placements               4,082,905     40,829     2,022,585                                         2,063,414
Exercise of stock options              7,150         72           386                                               458
Compensation expense on
   issuance of stock options                                  907,437                                           907,437
Currency translation adjustment                                                        8,989                      8,989
Net loss                                                                                         (6,612,212) (6,612,212)
                                  --------------------------------------------------------------------------------------
Balances, December 31, 1997       29,344,624    293,447  $ 27,701,417  $ (83,825)  $ (51,268)  $(28,526,458) $ (666,687)
                                  ======================================================================================




   The accompanying notes are an integral part of these financial statements.

                SALIVA DIAGNOSTIC SYSTEMS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                         Year Ended December 31,
                                                                     -------------------------------
                                                                        1997                1996
                                                                     -----------         -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                           $(6,612,212)        $(5,152,399)
  Adjustments to reconcile net loss to net cash
    provided by (used in) operating activities:
      Depreciation and amortization                                      225,606             290,929
      Compensation expense on issuance of stock options                  907,437                   -
      Net loss on disposal of assets                                      25,900                   -
      Shares issued in lieu of fees and expenses                               -              53,750
      Interest expense related to conversion of Debentures               404,395
      Write-off of goodwill                                                    -             540,000
     Currency translation adjustment                                       8,989             (25,398)
  Changes in current assets and liabilities:
    Accounts receivable                                                   24,384            (135,145)
    Inventories                                                         (189,746)             31,730
    Prepaid expenses and deposits                                        (17,451)             (5,469)
    Accounts payable and accrued expenses                              1,326,271             336,532
                                                                     -----------         -----------
      Net cash used in operating activities                           (3,896,427)         (4,065,470)
CASH FLOWS FROM INVESTING ACTIVITIES:
   Placement of restricted cash                                                -            (120,500)
   Acquisitions of property and equipment                                (62,770)           (214,418)
   Deposits                                                               48,332            (118,628)
   Other assets                                                                -                 124
                                                                     -----------         -----------
     Net cash used in investing activities                               (14,438)           (453,422)
CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from issuance of Common Stock, net of
        issuance costs                                                 2,063,414                   -
    Proceeds from convertible debentures, net of
        issuance costs                                                 1,380,000                   -
    Principal payment of convertible debentures                                -             (25,000)
    Notes payable and interim financing, net                                   -             109,476
    Repayment of long term debt and capital lease obligations            (38,075)            (24,586)
    Exercise of Common Stock options and warrants                            458           2,547,368
                                                                     -----------         -----------
     Net cash provided by financing activities                         3,405,797           2,607,258
                                                                     -----------         -----------

     Net increase (decrease) in cash and cash equivalents               (505,068)         (1,911,634)
         Cash and cash equivalents, beginning of period                  776,380           2,688,014
                                                                     -----------         -----------
         Cash and cash equivalents, end of period                    $   271,312         $   776,380
                                                                     ===========         ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
    Cash paid for interest                                           $     7,800         $    10,144
SUPPLEMENTAL DISCLOSURE OF NON-CASH INFORMATION:
  Conversion of deposit to property and equipment                    $   100,153         $         -
  Shares issued in lieu of fees and expenses                                   -              53,750
  Conversion of Debentures into Common Stock                           1,380,000                   -




   The accompanying notes are an integral part of these financial statements.

                SALIVA DIAGNOSTIC SYSTEMS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


DESCRIPTION OF BUSINESS

Saliva Diagnostic Systems, Inc. (the "Company") develops rapid immunoassays utilizing immunochromatography for the detection of antibodies to selected pathogens, such as the HIV, the virus that causes AIDS, and Helicobacter pylori, a bacteria linked to peptic ulcers and gastric cancer. In addition, the Company develops proprietary specimen collection devices and other diagnostic devices.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, SDS International, Ltd. and Saliva Diagnostic Systems (Asia) Ltd. All significant intercompany accounts and transactions have been eliminated.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents consists of cash and short-term highly liquid investments purchased with original or remaining maturities of three months or less.

INVENTORIES

Inventories are stated at the lower of cost or market determined on a first-in, first-out (FIFO) basis.

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost. Depreciation is computed on the straight-line method based upon the estimated useful life of the assets. Leasehold improvements are amortized over the life of the related lease. Useful lives are generally as follows:

            Office furniture and equipment    five to seven years
            Machinery and equipment           seven years
            Exhibits                          seven years
            Vehicles                          five years

PATENTS AND TRADEMARKS

The costs of patents and trademarks are being amortized on the straight line method over 17 years.

REVENUE RECOGNITION

Revenue is recognized when products are shipped to customers.

PRODUCT LIABILITY

The Company has not established any allowance for product liability at present because of the limited distribution of its product and limited history which reflect no instance of problems with product liability.

RESEARCH AND DEVELOPMENT

Research and development expenditures include those costs associated with the Company's on-going research and development activities. All research and development costs are expensed as incurred.

INCOME TAXES

The Company is in a net deferred tax asset position and has generated net operating losses to date. Accordingly, no provision for or benefit from income taxes has been recorded in the accompanying statements of operations. The Company will continue to provide a valuation allowance for its deferred tax assets until it becomes more likely than not, in management's assessment, that the Company's deferred tax assets will be realized.

CURRENCY TRANSLATION

The local currency is the functional currency in the Company's foreign subsidiaries. Assets and liabilities of the foreign subsidiaries are translated to U.S. dollars at current rates of exchange, and revenues and expenses are translated using weighted average rates during the year. Foreign currency translation adjustments are included as a separate component of shareholders' equity. Foreign currency transaction gains and losses are included as a component of other income and expense, in the consolidated statements of operations.

LOSS PER SHARE

In February 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 128, "Earnings per Share" (SFAS
128). SFAS 128 changes the standards for computing and presenting earnings per share (EPS) and supersedes Accounting Principles Board Opinion No. 15, "Earnings per Share." SFAS 128 simplifies the standards for computing earnings per share and makes them comparable to international EPS standards. It replaces the presentation of primary EPS with a presentation of basic EPS. It also requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. SFAS 128 is effective for financial statements issued for periods ending after December 15, 1997, including interim periods. This Statement requires restatement of all prior-period EPS data presented.

As it relates to the Company, the principal differences between the provisions of SFAS 128 and previous authoritative pronouncements are the exclusion of common stock equivalents in the determination of Basic Earnings Per Share and the market price at which common stock equivalents are calculated in the determination of Diluted Earnings Per Share.

Basic earnings per common share is computed using the weighted average number of shares of common stock outstanding for the period. Diluted earnings per common share is computed using the weighted average number of shares of common stock and dilutive common equivalent shares related to stock options and warrants outstanding during the period.

The adoption of SFAS 128 had no effect on previously reported loss per share amounts for the year ended December 31, 1996. For the years ended December 31, 1997 and 1996, primary loss per share was the same as basic loss per share and fully diluted loss per share was the same as diluted loss per share. A net loss was reported in 1997 and 1996, and accordingly, in those years the denominator was equal to the weighted average outstanding shares with no consideration for outstanding options and warrants to purchase shares of the Company's common stock, because to do so would have been anti-dilutive. Stock options for the purchase of 3,153,500 and 1,815,250 shares at December 31, 1997 and 1996, respectively, and warrants for the purchase of 1,947,216 and 1,530,000 shares at December 31, 1997 and 1996, respectively, were not included in loss per share calculations, because to do so would have been anti-dilutive.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of cash and cash equivalents, accounts receivable and accounts payable approximate fair value because of the short-term nature of these instruments. Fair value estimates are made at a specific point in time, based on relevant market information about the financial instrument when available. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

CONCENTRATION OF CREDIT RISK

Financial instruments which subject the Company to concentrations of credit risk consist primarily of trade receivables from large domestic and foreign companies. Sales to one customer accounted for approximately 17% of total product sales in 1997. Sales to three customers, accounted for approximately 20%, 18%, and 11% respectively, of total product sales in 1996. At December 31, 1997 accounts receivable from two customers comprised 32% and 27%, respectively of total net accounts receivable. The Company's foreign sales in 1997 and 1996 were 41% and 55% of total sales, respectively.


USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Actual results could differ from those estimates.

RECLASSIFICATIONS

Certain 1996 balances have been reclassified to conform with the current year's presentation.

EFFECT OF RECENT ACCOUNTING PRONOUNCEMENTS

In June 1997, the FASB issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS 130), which establishes requirements for disclosure of comprehensive income and is effective for the Company's fiscal year ending December 31, 1998. Reclassification of earlier financial statements for comparative purposes is required. The Company believes the implementation of this statement will not have a material effect on its financial statement disclosures.


2. SUBSTANTIAL DOUBT REGARDING ABILITY TO CONTINUE AS A GOING CONCERN

SIGNIFICANT OPERATING LOSSES - ACCUMULATED DEFICIT

Since July 1990, the Company has been engaged almost exclusively in research and development activities focused on developing proprietary saliva based collection devices and rapid assays for infectious diseases. Other than sales of the Company's collection devices, the Company has not yet commenced any significant product commercialization. The Company has incurred significant operating losses since its inception, resulting in an accumulated deficit of $28,526,458 at December 31, 1997. Such losses are expected to continue for the foreseeable future and until such time, if ever, as the Company is able to attain sales levels sufficient to support its operations. There can be no assurance that the Company will achieve or maintain profitability in the future. Despite the Company's stock financing in January 1998 (see Note 15), substantial additional financing will be required in 1998. There can be no assurances that such financing will be achieved.

The Company's capital requirements have been and will continue to be significant. The Company's capital base is smaller than that of many of its competitors, and there can be no assurance that the Company's cash resources will be able to sustain its business. The Company is dependent upon its effort to raise capital to finance its future operations, including the cost of development, manufacturing and marketing of its products, to conduct clinical trials and submissions for FDA approval of its products and to continue the design and development of its new products. Marketing, manufacturing and clinical testing may require capital resources substantially greater than the resources available to the Company. The Company will continue to seek public or private placement of its equity securities and corporate partners to develop products. The Company's future capital needs will depend upon numerous factors, including the progress of the approval for sale of the Company's products in various countries, including the United States, the extent and timing of the acceptance of the Company's products, the cost of marketing and manufacturing activities and the amount of revenues generated from operations, none of which can be predicted with much certainty.

The Company believes that its current cash position and cash received from a private placement of preferred stock (see Subsequent Event Note 15) and an additional private placement of preferred stock anticipated in July 1998, combined with revenues and other cash receipts, will be sufficient to fund operations through the remainder of 1998. The Company intends to finance its future operations through strategic alliances with major pharmaceutical companies, the paring down of operating expenses and growth in product revenues. The Company has been successful in raising additional financing in the past and believes that sufficient funds will be available to fund future operations.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company's significant operating losses and significant capital requirements, however, raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

3. RESTRUCTURING

During 1996, management of the Company reviewed the need for the Singapore operations as were originally anticipated and concluded that use of this location as their primary manufacturing source is no longer required and as such have deemed it appropriate to write off the remaining goodwill associated with this location, $540,000, at December 31, 1996. The operations in Singapore were not cost effective and the Company was evaluating other manufacturing sources. The Company did not accrue in the December 31, 1996 balance sheet for the restructuring reserve because on official restructuring plan was not adopted, envisioned, or approved by management. The vast majority of the restructuring reserve taken in 1997 related to involuntary employee terminations and settlement costs and, consistent with EITF 94-3, these costs are not accruable until the employees have been notified.

Results of operations of 1997 included a charge associated with a restructuring plan designed to reduce costs and improve manufacturing and operational efficiencies. Under the plan, the Company closed its Singapore manufacturing operations in October 1997. The Company plans to out-source manufacturing previously performed in Singapore to qualified sources and locations. Total costs accrued in connection with the restructuring at the end of the third quarter of 1997 were $194,000 and included approximately $100,000 related to termination of employees, approximately $37,000 associated with the settlement of the lease obligation in Singapore, $47,000 for other costs related to closing the Singapore location and $10,000 non-cash charge for the write-off of leasehold improvements. The change in the restructuring reserve during the fourth quarter of 1997 consisted of approximately $61,000 of additional employee termination costs and a $24,000 charge related to portion of the cumulative foreign translation account related to Singapore operation.

4. INVENTORIES
Inventories consisted of the following:

                                                                                December 31,
                                                                   ---------------------------------------
                                                                         1997                   1996
                                                                     --------------         --------------
              Raw materials                                        $       280,438        $       253,000
              Work in process                                               11,569                  2,495
              Finished goods                                               166,170                 12,936
                                                                   ----------------       ----------------
                                                                   $       458,177        $       268,431
                                                                   ================       ================

5. PROPERTY AND EQUIPMENT
Property and equipment consisted of the following:

                                                                                December 31,
                                                                   ---------------------------------------
                                                                         1997                  1996
                                                                     --------------         --------------
Office furniture and equipment                                     $        57,988        $       114,041
Machinery and equipment                                                  1,105,025                861,957
Leasehold improvements                                                      71,568                 97,582
Vehicles                                                                   164,774                181,423
Exhibits                                                                    30,955                 30,955
                                                                     --------------         --------------
                                                                         1,430,310              1,285,958
  Less: accumulated depreciation
     and amortization                                                     (995,853)              (792,309)
                                                                     --------------         --------------
                                                                   $       434,457        $       493,649
                                                                     ==============         ==============

6. ACCRUED EXPENSES

Accrued expenses consisted of the following:

                                                                                December 31,
                                                                   ---------------------------------------
                                                                         1997                  1996
                                                                     --------------         --------------
Accrued wages and salaries                                         $       493,352        $       149,599
Accrued payroll taxes                                                       92,144                131,681
Accrued restructuring expenses                                             135,522                      -
Accrued litigation expenses                                                750,000                250,000
Other accrued liabilities                                                    2,926                  9,501
                                                                     --------------         --------------
                                                                   $     1,473,944        $       540,781
                                                                     ==============         ==============


7. SHAREHOLDERS' EQUITY

On February 20, 1997, at a Special Meeting of Shareholders, the shareholders of the Company approved an amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of the Company's Common Stock, par value $.01 per share, from 25,000,000 to 33,000,000 shares.

On November 21, 1997, at a Special Meeting of Shareholders, the shareholders of the Company approved an amendments to the Company's Certificate of Incorporation
(i) increasing the number of authorized shares of the Company's Common Stock, par value $.01 per share, from 33,000,000 to 50,000,000, and (ii) authorizing the creation of a new class of stock, designated "Preferred Stock." The Preferred Stock is issuable in one or more series on terms and conditions to be established by the Board of Directors of the Company. Designations, preferences, conversion rights, cumulative rights, and relative, participation, optional and other rights, including voting rights, qualifications, limitations or restrictions, thereof, are determined by the Board of Directors of the Company.

CONVERSION OF CONVERTIBLE DEBENTURES IN 1996
During 1995, the Company sold privately $3,685,000 of its 9% convertible debentures payable on October 31, 1996. During 1996, certain debenture holders converted $2,760,000 principal amount of debentures into 6,212,308 shares of common stock. At December 31, 1996, all of the debentures had been converted into shares of common stock.

WARRANTS OUTSTANDING
In March 1993, in connection with its initial public offering, the Company issued publicly traded warrants to purchase 1,380,000 shares of the Company's stock at $1.25, which expire on March 31, 1998.

In 1995, in connection with consulting services rendered, the Company issued warrants to purchase 400,000 shares of the Company's Common Stock at $1.00 per share, which expire on March 31, 1998, of which warrants to purchase 90,000 shares were outstanding at December 31, 1997. These warrants were valued at fair value deemed to be $480,000, which was recorded as a compensation expense charge in the Company's consolidated financial statements for the fiscal year ended December 31, 1995.

In November 1995, the Company issued warrants to purchase 95,000 shares of the Company's Common Stock at 50% of the Nasdaq closing bid price of the day prior to exercise, which expire on November 1, 2001, of which warrants to purchase 60,000 shares were outstanding at December 31, 1997.

In March 1997, in connection with the sale of Convertible Debentures, the Company issued warrants to purchase 89,552 shares of the Company's Common Stock at $1.34 per share, which expire on March 14, 2004, all of which were outstanding at December 31, 1997.

In September 1997, in connection with private placements, the Company issued warrants to purchase 194,632 shares of the Company's Common Stock at $0.50 per share, and 33,032 shares of the Company's Common Stock at $0.72656 per share which expire on June 30, 2002, and 100,000 shares of the Company's Common Stock at $1.00 per share which expire on January 1, 2003, all of which were outstanding at December 31, 1997.

1997 FINANCINGS
In March 1997, the Company raised net proceeds of approximately $1,380,000 (net of issuance costs of $120,000) from the private sale of the 7.5% convertible debentures due February 28, 1999 (the "Debentures"). In connection with the issuance of the Debentures, the Company also issued warrants to Grayson & Associates, Inc. ("Grayson") in consideration of certain financial consulting services performed on behalf of the Company related to the sale of the Debentures. The warrants entitle the holder thereof to purchase up to 89,552 shares of Common Stock from the Company for a purchase price of $1.34 per share on or before March 14, 2002. (The warrantholder has certain demand and piggyback registration rights with respect to the shares that may be issued upon exercise of the warrants.) In May and June 1997, the holders of the Debentures agreed to an acceleration of conversion and to hold the Common Stock issued pursuant to such conversion (the "Early Conversion Shares") in accordance generally with the original conversion schedule. On June 5, 1997, $800,000 in principal amount of the Debentures were converted into a total of 833,598 shares of the Company's Common Stock and on June 30, 1997 the remaining $700,000 in principal amount of the Debentures were converted into a total of 903,226 shares of the Company's Common Stock. A total of $29,395 of accrued interest on the converted Debentures payable June 30, 1997 was paid to holders of the Debentures in the form of 27,604 shares of the Company's Common Stock. In addition, the Company agreed to certain conversion reset provisions, pursuant to which the holders of the Early Conversion Shares may receive certain additional shares of the Company's Common Stock under certain conditions. In accordance with such provisions, one holder of the Debentures exercised his right to receive an additional 57,720 shares on October 15, 1997 and 342,330 shares on January 9, 1998, and the other holder of the Debentures exercised its right to receive an additional 305,922 shares on November 5, 1997 and 856,521 shares on January 9, 1998. No further rights or obligations for the issuance of Common Stock are outstanding under the terms of the Debentures.

The number of shares of Common Stock issuable upon the conversion of the Debentures was determined by dividing the principal amount of the Debentures converted by the Conversion Price, as defined in the Debentures. The conversion price was defined as the lesser of 115% of Company's Common Stock market price at issuance of the Debenture (i.e. $1.9191 per share) or 80% of the Company's Common Stock market price at conversion of the Debenture.

A discount had been recorded at the date of issuance of the Debentures, resulting from an allocation of proceeds to the discounted conversion feature, which was to be amortized to interest expense over the conversion period. Additionally, financing costs related to these Debentures were deferred and amortized, using the effective interest method, over the term of the Debentures. The discount and remaining unamortized financing costs of $375,000 and $99,800, respectively, were written off to interest expense and additional paid in capital, respectively, upon conversion of the Debentures.

On June 30, 1997, the Company entered into two separate common stock subscription agreements for the issuance and sale of shares of the Company's Common Stock pursuant to Regulation D, promulgated under the Securities Act of 1933, as amended (the "Offering"). Pursuant to a Common Stock Purchase Agreement between the Company and certain investors named therein (the "Investors"), the Company sold a total of 2,420,000 shares of Common Stock to the Investors for an aggregate purchase price of $1,210,000, $612,500 of which was subscribed for by Investors as of June 30, 1997. Pursuant to a Common Stock Purchase Agreement between the Company and The Tail Wind Fund Ltd. ("Tail Wind"), the Company sold a total of 412,905 shares of Common Stock to Tail Wind for an aggregate purchase price of $300,000. The closing on $337,500 principal amount of the Offering to the Investors and $300,000 principal amount of the Offering to Tail Wind took place on July 14, 1997; the closing of $547,500 principal amount of the Offering to the Investors took place on July 17, 1997; and the closing of the remaining $325,000 principal amount of the Offering to the Investors took place on July 22, 1997.

On August 22, 1997, the Company entered into a Common Stock Subscription Agreement for the issuance and sale of shares of the Company's Common Stock pursuant to Regulation D, (the "August Offering.") Pursuant to a Common Stock Purchase Agreement between the Company and an investor named therein (the "August Investor") the Company sold a total of 1,250,000 shares of Common Stock for an aggregate purchase price of $750,000. The Closing of the August Offering took place on August 26, 1997.

Tail Wind and the August Investor are entitled to receive additional shares of Common Stock under their respective agreements subject to certain conditions related to the trading price of the Company's Common Stock during a specified period. In accordance with such provisions, the August Investor exercised his right to receive an additional 1,035,714 shares on December 16, 1997. Tail Wind may still be able to exercise its rights under certain circumstances. The Common Stock purchased in the Offering and the August Offering (collectively referred to as "the Offerings") is subject to certain resale restrictions. In connection with the Offerings, the Company also entered into separate registration rights agreements with the Investors, Tail Wind, and the August Investor under each of which the Company is required to file a registration statement covering resales of shares of the Common Stock sold in the Offering within 30 days after the date on which the closing relating to those shares occurred. A registration statement on Form S-3 covering resales of such shares was declared effective on September 30, 1997. Because the Company is no longer eligible to file on Form S-3 due to the delisting of the Company's securities from Nasdaq, the Company intends to file a post effective amendment to the registration statement on Form SB-2.

In connection with the Offerings, the Company paid a finder's fee to Grayson & Associates, Inc. ("Grayson") of $104,800 in cash and warrants to purchase 161,600 shares of the Company's Common Stock for an exercise price of $0.50 per share, and 33,032 shares of the Company's Common Stock for an exercise price of $0.72656 per share, all of which expire on June 30, 2002. The Company also issued to Tail Wind warrants to purchase up to 100,000 shares of the Company's Common Stock, exercisable at any time from January 1, 1998 to January 1, 2003, at an exercise price of $1.00 per share. Grayson and Tail Wind have certain registration rights with respect to the shares of Common Stock that may be issued upon exercise of their respective warrants. The registration statement on Form S-3 which was declared effective on September 30, 1997, covered resales of these shares.

NOTE RECEIVABLE RELATED TO SALE OF STOCK
In January 1992, the Company sold to its President, who resigned in December 1996, 366,912 shares of common stock for $92,970 for a note payable to the Company in that amount. In 1995, $9,145 of principal on the note was paid. The note bore interest at 6% per annum, and was originally due December 1994, but later extended until December 1995. In December 1995, the Company extended the note for another year. The note was due on December 31, 1996 and, at December 31, 1997, $83,825 plus unpaid accrued interest was outstanding.


8. STOCK-BASED COMPENSATION PLANS

The Company has two stock option plans, a "1992 Plan", under which 350,000 shares of its common stock have been reserved for issuance, and a "1994 Plan", under which 350,000 shares of its common stock have been reserved for issuance. Under both plans, the Company's Board of Directors may grant either incentive stock options with an exercise price of not less than the fair market value of the common stock at the date of grant or non-qualified stock options with an exercise price of not less than 85% of the fair market value of the common stock at the date of grant. The Board of Directors shall determine the period of each option and the time or times at which options may be exercised and any restrictions on the transfer of stock issued upon exercise of any options. Both plans also provide for certain automatic grants to each non-employee director at a price of 100% of fair market value of the common stock at the time of grant. Options generally vest over a period of six months and are exercisable over a period of five years. The following table summarizes all stock option activity for options granted under the 1992 Plan and the 1994 Plan, and for non-plan options, during the years ended December 31, 1997 and 1996:

                                                          Number of                  Option Price
                                                           Shares                       Range
                                                    ----------------------      -----------------------
Outstanding at December 31, 1995                                1,623,500           $0.60 - $6.88
Options granted                                                   302,500            0.43 - 2.38
Options exercised                                                (104,750)           0.60 - 2.38
Options expired or canceled                                        (6,000)            0.60- 1.38
                                                    ----------------------      -----------------------
Outstanding at December 31, 1996                                1,815,250            0.43 - 6.88
Options granted                                                 1,750,000                0.41
Options exercised                                                  (7,150)           0.43 - 0.60
Options expired or canceled                                      (404,600)           0.43 - 2.38
                                                    ----------------------      -----------------------
Outstanding at December 31, 1997                                3,153,500           $0.41 -$ 6.88
                                                    ======================      =======================

STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 123

The Company has adopted the disclosure provisions of Financial Accounting Standards Board Statement No. 123 ("SFAS 123") which defines a fair value based method of accounting for employee stock options and similar equity instruments and encourages all entities to adopt that method of accounting for all employee stock-based compensation plans. However, SFAS 123 also allows an entity to continue to measure compensation cost for such plans using the method of accounting prescribed by Accounting Principles Board Opinion No. 25 ("APB 25"). Entities electing to remain with the accounting as prescribed by APB 25 must make pro forma disclosures of net income and, if presented, earnings per share, as if the fair value based method of accounting defined in SFAS 123 had been adopted.

The Company has elected to account for its stock-based compensation plans using APB 25. The Company has computed, for pro forma disclosure purposes, the value of options granted during fiscal year 1997 and 1996 using the Black-Scholes pricing model.

The following weighted average assumptions were used in the computations for the years ended December 31, 1997 and 1996:

                                                             1997                        1996
                                                    ----------------------      ------------------------
Expected dividend yield                                      0%                             0%
Expected stock price volatility                             203%                          150%
Risk-free interest rate                                      6%                             6%
Expected life of options - years                            five                         three


The total value of options granted during 1997 and 1996 was $805,000 and $366,200, respectively, which vested upon grant. The weighted average fair value of options granted during 1997 and 1996 was $0.46 and $1.21, respectively.

If the Company had accounted for its stock-based compensation plans in accordance with SFAS 123, the Company's net loss and net loss per share would have approximated the pro forma amounts show below:

                                                        1997               1996
                                                    -------------      -------------
Net loss as reported                                $ (6,612,212)       $ (5,152,399)
Net loss pro forma                                    (7,017,212)         (5,518,599)
Loss per share as reported                                 (0.27)             (0.26)
Loss per share pro forma                                   (0.28)             (0.27)

The effect of applying SFAS 123 in this pro forma disclosure is not indicative of future results. SFAS 123 does not apply to awards prior to January 1, 1995.




The following table summarizes the information about stock options outstanding at December 31, 1997:


                                Options Outstanding                                            Options Exercisable
-----------------------------------------------------------------------------------       ------------------------------
                                                    Weighted              Weighted                             Weighted
                                                     Average               Average                              Average
   Range of                  Number                 Remaining             Exercise           Number            Exercise
Exercise Prices          Outstanding at            Contractual              Price         Exercisable at         Price
   Per Share              Dec. 31, 1997           Life (months)           Per Share       Dec. 31, 1997        Per Share
   ---------              -------------           -------------           ---------       -------------        ---------
$0.41 -   $0.60              1,852,000                113.3                $0.41             1,852,000           $0.41
$1.00 -   $1.38              1,242,000                 17.3                 1.08             1,240,500            1.08
$2.19 -   $2.63                 53,500                 16.2                 2.49                53,500            2.49
$5.25 -   $6.88                  6,000                  9.0                 6.07                 6,000            6.07
                          -------------                                                   ------------
                             3,153,500                                                      3,152,000
                          =============                                                   ============


9. INCOME TAXES

The Company has a net operating loss carryforward of approximately $21 million which is available to offset future taxable income, if any, expiring through the year 2012. The Company is in a net deferred tax asset position and has generated net operating losses to date. Accordingly, no provision for or benefit from income taxes has been recorded in the accompanying statements of operations. The Company will continue to provide a valuation allowance for its deferred tax assets until it becomes more likely than not, in management's assessment, that the Company's deferred tax assets will be realized.

10. LONG-TERM DEBT AND OBLIGATIONS UNDER CAPITAL LEASES

The Company has a note payable to a bank which bears interest at 6.940% per annum and is payable in equal annual installments over 60 months. The note is secured by a time deposit in the amount of $120,500. The Company has acquired vehicles under notes requiring 48 to 60 payments of $1,842 per month including interest at 6% to 10% per annum.

The following represents the maturity schedule as of December 31, 1997:


        1998                         $   33,779
        1999                             22,536
        2000                             24,151
        2001                             12,714
                                       ---------
                                         93,180

        Less current portion             33,779
                                       ---------
                                     $   59,401
                                       =========

11. OPERATING LEASES

The Company leases its offices and laboratory spaces, under operating leases with initial terms of three to seven years. Future minimum lease payments by year and in the aggregate, under noncancelable operating leases with initial or remaining lease terms in excess of one year, consisted of the following at December 31, 1997:

          Year Ended
          December 31,
          1998                             $ 162,475
          1999                               170,059
          2000                               169,788
          2001                               165,254
          2002                               108,282
          Thereafter                               -
                                             --------
                                           $ 775,858
                                             ========


Rent expense for the years ended December 31, 1997 and 1996 was $330,920 and $301,106, respectively.

12. SEGMENT INFORMATION

                                                         December 31,
                                             --------------------------------------
                                                  1997                     1996
                                             --------------            ------------
Product sales:
   United States                           $       584,467           $     393,635
   Asia                                            453,308                  79,218
   United Kingdom                                  384,521                 242,927
                                             --------------            ------------
      Total                                $     1,422,296           $     715,780
                                             ==============            ============

Operating loss:
   United States                           $    (5,734,653)          $  (4,478,691)
   Asia                                           (225,307)               (621,958)
   United Kingdom                                 (259,349)               (122,487)
                                             -------------             -----------
      Total                                $    (6,219,309)          $  (5,223,136)
                                             =============             ===========

Identifiable assets:
   United States                           $     1,422,034           $   1,687,866
   Asia                                                  -                 368,562
   United Kingdom                                  217,043                 121,773
                                             -------------             -----------
      Total                                $     1,639,077           $   2,178,201
                                             =============             ===========


13. COMMITMENTS AND CONTINGENCIES

Luc Hardy, a former director and officer of the Company, filed a complaint in Federal court against the Company and several individual defendants, including former directors and officers of the Company, making certain allegations, including breach of Mr. Hardy's employment agreement with the Company, intentional interference with contract by the individual defendants, slander and deceptive trade practices, all arising from his termination. The complaint seeks damages and punitive damages in an unspecified amount. A jury verdict for the plaintiff, which is not a final judgment, was rendered on July 25, 1997 in the approximate amount of $740,000. In October 1997, a hearing was held on the Company's motions to set aside the jury verdict and for a new trial. The Company is currently awaiting a decision. There can be no assurance such motions will be granted or that the final judgment in this case will not have a material adverse effect on the Company.

In January 1997, Lealos v. Saliva Diagnostic Systems, Inc. was filed in Superior Court in Clark County in the State of Washington by Ronald Lealos, former President and CEO of the Company. The complaint in the lawsuit alleged various breach of contract claims. This lawsuit was dismissed without prejudice as a prerequisite to a settlement agreement between Mr. Lealos and the Company. The parties did not reach a settlement and, in February 1998, Mr. Lealos filed a complaint against the Company in the same court which alleged substantially the same claims. The complaint seeks damages in the approximate amount of $1,000,000. Management of the Company intends to vigorously defend the Company. In March 1998, the Company filed a response to the complaint and asserted numerous counterclaims against Mr. Lealos, including breach of fiduciary duty and conversion. There can be no assurance that the litigation will not be decided adverse to the Company and that such an adverse decision would not have a material adverse effect on the Company.

Immuno chromatography, the principle on which the Company's rapid tests are based is a technology covered by existing patents. The Company has purchased a license from the principal patent holder, Unilever PLC of the U.K., to whom royalty payments are due for all rapid tests sold. To obtain the license, the Company paid approximately $50,000 and will be responsible for royalty fees equal to 5% of the net sales in all territories where the Unilever patent is enforceable. Products covered by the license include those related to HIV, H.pylori, Tuberculosis and Hepatitis A. Additional analyses may be negotiated as they become available.


14. RELATED PARTIES

A member of the Board of Directors is a partner in a law firm which provides legal services to the Company. During 1997 and 1996, the Company incurred $437,863 and $36,572, respectively, in services provided by this law firm.


15. SUBSEQUENT EVENTS

JANUARY 1998 FINANCING
On January 26, 1998, the Company entered into a Securities Purchase Agreement with Biscount Overseas Limited (the "Investor") for the issuance and sale of shares of the Company's newly designated Series 1998-A Convertible Preferred Stock, stated value $1,000 per share (the "1998-A Preferred Stock") (the "Preferred Offering"). Pursuant to the Securities Purchase Agreement, the Company sold a total of 1,500 shares of the 1998-A Preferred Stock to the Investor for an aggregate purchase price of $1,500,000. The Investor is entitled to receive a number of shares of the Company's Common Stock, upon conversion of the 1998-A Preferred Stock as determined by dividing the purchase price of the 1998-A Preferred Stock by the lesser of (i) $0.3375 (as adjusted for certain capital events, which would include a reverse stock split), and
(ii) 80% of the average closing bid price of the Common Stock for the five trading days prior to conversion. The closing of the Preferred Offering took place on January 26, 1998.

The Securities Purchase Agreement provides for an "Additional Offering" of up to $1,500,000 of an additional series of the Company's preferred stock (the "1998-B Preferred Stock") which the Investor may purchase at its option upon substantially the same terms as the Offering. This option, which must be exercised by the Investor on or prior to September 26, 1998, is subject to certain limitations as specified in the Securities Purchase Agreement.

The 1998-A Preferred Stock is convertible into shares of Common Stock on or prior to January 26, 2000, subject to the following restrictions. The Investor may convert up to (i) 25% the 1998-A Preferred Stock at any time from and after April 26, 1998; (ii) 50% of the 1998-A Preferred Stock at any time from and after May 26, 1998; (iii)

75% of the 1998-A Preferred Stock at any time from and after June 25, 1998; and
(iv) all of the 1998-A Preferred Stock at any time from and after July 25, 1998.

In connection with the Preferred Offering, the Company also entered into a separate registration rights agreement with the Investor under which the Company is required to file a registration statement covering resales of shares of the Common Stock issuable upon conversion of the 1998-A Preferred Stock sold in the Preferred Offering. Such registration statement is required to be filed on or before February 26, 1998 and be declared effective by the Securities and Exchange Commission by April 26, 1998. A registration statement on Form S-3 was filed on February 26, 1998. Because the Company is no longer eligible to file on Form S-3 due to the delisting of the Company's securities from Nasdaq, the Company intends to file a registration statement on Form SB-2 covering resales of these shares.

In connection with the Preferred Offerings, the Company paid a cash fee of 7.5% of the gross proceeds of the Offering to Aryeh Trading, Inc. ("ATI"), and attorney's fees in connection with the Preferred Offering equal to 0.5% of the gross proceeds of the Offering to counsel to ATI. The Company also issued to the Investor warrants to purchase up to 750,000 shares of Common Stock at an exercise price of $0.3375 per share, which expire on January 26, 2003 (the "Warrants"). The holder of the Warrants has certain registration rights with respect to the shares of Common Stock that may be issued upon exercise of the Warrants. In addition, the Company has agreed to issue to the Investor additional warrants to purchase up to 250,000 shares of Common Stock on the same terms as the Warrants if and when the 1998-B Preferred Stock is issued.

PROPOSED REVERSE STOCK SPLIT
The Company held a special meeting of shareholders on February 26, 1998 for consideration of an amendment to the Company's Certificate of Incorporation authorizing a reverse stock split of the Company's Common Stock at a ratio of up to 10:1. The Board sought such authorization to enable the Company to increase its per share Common Stock price for Nasdaq compliance purposes. See "Market for Common Equity and Related Stockholder Matters." The shareholders approved the amendment by an overwhelming majority. In light of pending developments with Nasdaq, however, the Board of Directors deferred its decision as to whether to implement the reverse stock split.

NASDAQ DELISTING
Effective with the close of the market on March 10, 1998, the Company's securities were delisted from The Nasdaq SmallCap Market for failure to meet the new Nasdaq continued listing requirements. Trading of the Company's securities is currently being conducted in the over-the-counter market on the OTC Bulletin Board. See "Market for Common Equity and Related Stockholder Matters."

                        SALIVA DIAGNOSTIC SYSTEMS, INC.
                          CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)

                                                                             June 30,             December 31,
                                                                              1998                   1997
                                                                      ------------------       ----------------
ASSETS
Current assets:
   Cash                                                                $        147,441         $       271,312
   Accounts receivable, less allowance of $42,000 (1998)
       and $42,000 (1997)                                                       196,989                 154,052
   Inventories                                                                  357,822                 458,177
   Prepaid expenses                                                              30,007                  51,876
                                                                        ----------------         ---------------
      Total current assets                                                      732,259                 935,417
   Property and equipment, less accumulated
      depreciation of $1,040,788 (1998) and $995,853 (1997)                     339,022                 434,457
   Deposits                                                                      14,307                  40,162
   Restricted cash                                                              120,500                 120,500
   Patents and trademarks, less accumulated
     amortization of $52,971 (1998) and $48,375 (1997)                          103,945                 108,541
                                                                        ----------------         ---------------
                                                                       $      1,310,033         $     1,639,077
                                                                        ================         ===============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                                    $        508,108         $       670,400
   Accrued expenses                                                           1,343,849               1,473,944
   Accrued interest payable                                                      68,240                  68,240
   Current portion of long-term debt and
     obligations under capital leases                                            21,766                  33,779
                                                                        ----------------         ---------------
       Total current liabilities                                              1,941,963               2,246,363
Long-term debt and obligations under capital
  leases, net of current portion                                                 48,324                  59,401
                                                                        ----------------         ---------------
       Total liabilities                                                      1,990,287               2,305,764

Series 1998-A Convertible Redeemable Preferred Stock,
   $.01 par value, 1,360 shares issued and outstanding                        1,359,241                      --

Stockholders' equity:
   Common stock, $.01 par value, 50,000,000
     shares authorized, issued and outstanding:
     1998: 3,530,017 and 1997: 2,934,462                                         35,300                  29,344
   Additional paid-in capital                                                28,872,073              27,914,252
   Note receivable from shareholder for stock                                   (83,825)                (83,825)
   Accumulated deficit                                                      (30,863,043)            (28,526,458)
                                                                        ----------------         ---------------
      Total stockholders' equity                                             (2,039,495)               (666,687)
                                                                        ----------------         ---------------
                                                                       $      1,310,033         $     1,639,077
                                                                        ================         ===============





      The accompanying notes are an integral part of these balance sheets.

                        SALIVA DIAGNOSTIC SYSTEMS, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)


                                                            Three months ended                        Six months ended
                                                                  June 30,                                June 30,
                                                 ----------------------------------------   --------------------------------------
                                                        1998                  1997                 1998               1997
                                                 -----------------    -------------------   ------------------  ------------------
    Revenues                                       $     251,531          $      484,869              449,109      $      711,903

    Costs and expenses:
      Cost of products sold                              315,077                 402,738              567,777             600,898
      Research and development expense                   142,659                 156,124              315,038             350,836
      Selling, general and administrative
        expense                                          623,792                 891,379            1,270,169           2,301,339
                                                    --------------         --------------       --------------      --------------
          Loss from operations                          (829,997)               (965,372)          (1,703,875)         (2,541,170)


    Interest income                                        3,779                   8,447               10,354              14,126
    Interest expense                                      (1,300)               (400,705)              (2,705)           (409,284)
    Other income (expense)                               (16,608)                 (1,200)              27,132               8,030
                                                    --------------         --------------       --------------      --------------
       Net loss                                         (844,126)             (1,358,830)          (1,669,094)         (2,928,298)

    Dividends including deemed dividends
       on preferred stock                               (342,038)                     --             (667,491)                 --
                                                    --------------         --------------       --------------      --------------

       Net loss to common stockholders             $  (1,186,164)         $   (1,358,830)      $   (2,336,585)     $   (2,928,298)
                                                    ==============         ==============       ==============      ==============

      Basic and diluted net loss per share         $       (0.36)         $        (0.61)      $        (0.73)     $        (1.32)
                                                    ==============         ==============       ==============      ==============

      Shares used in per share calculations            3,314,317               2,232,234            3,179,119           2,220,656
                                                    ==============         ==============       ==============      ==============





   The accompanying notes are an integral part of these financial statements.

                        SALIVA DIAGNOSTIC SYSTEMS, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)


                                                                                              Six months ended
                                                                                                  June 30,
                                                                              --------------------------------------------
                                                                                       1998                   1997
                                                                              ---------------------     ------------------
     CASH FLOWS FROM OPERATING ACTIVITIES:
       Net loss                                                                 $   (1,669,094)          $  (2,928,298)
       Adjustments to reconcile net loss to net cash
       (used in) operating activities:
           Depreciation and amortization                                               134,533                 147,632
           Gain on sale of property and equipment                                      (43,479)                     --
           Compensation expense relating to Option Plan                                     --                 397,749
           Interest expense related to conversion of Debentures                             --                 404,395
           Other                                                                            --                 (10,459)
       Changes in current assets and liabilities:
         Accounts receivable                                                           (42,937)                (49,269)
         Inventories                                                                   100,355                (165,513)
         Prepaid expenses and deposits                                                  47,724                 (21,758)
         Accounts payable and accrued expenses                                        (266,787)                505,967
                                                                                  -------------            ------------
           Net cash used in operating activities                                    (1,739,685)             (1,719,554)

     CASH FLOWS FROM INVESTING ACTIVITIES:
        Additions to property and equipment                                            (35,585)                (59,387)
        Proceeds from sale of property and equipment                                    33,482                      --
                                                                                  -------------            ------------
          Net cash provided by (used in) investing activities                           (2,103)                (59,387)

     CASH FLOWS FROM FINANCING ACTIVITIES:
        Proceeds from sale of Common Stock                                             250,000                      --
     Exercise of Common Stock options and warrants                                          --                     450
        Proceeds from sale of preferred stock, net of issuance costs                 1,380,000                      --
        Proceeds from Convertible Debentures, net of
             issuance costs                                                                 --               1,380,000
        Repayment of long term debt and capital lease obligations                      (12,083)                (17,764)
                                                                                  -------------            ------------
          Net cash provided by financing activities                                  1,617,917               1,362,686
                                                                                  -------------            ------------

          Net decrease in cash and cash equivalents                                   (123,871)               (416,255)
              Cash and cash equivalents, beginning of period                           391,812                 776,380
                                                                                  -------------            ------------
              Cash and cash equivalents, end of period                          $      267,941           $     360,125
                                                                                  =============            ============

     SUPPLEMENTAL DISCLOSURES:
       Cash paid during the period for interest                                 $        1,405           $          --

       Noncash transactions:
         Debt extinguished on disposition of property and
           equipment                                                                    11,007                      --
         Conversion of Debentures into Common Stock                                         --               1,380,000
         Subscription receivable for Common Stock                                           --                 912,500
         Dividends payable on 1998-A Convertible Preferred Stock                        34,945                      --
         Deemed dividends on 1998-A Convertible Preferred Stock                        632,546                      --
         Payment of Common Stock to former employee                                     25,600                      --

   The accompanying notes are an integral part of these financial statements.

                        SALIVA DIAGNOSTIC SYSTEMS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1. BASIS OF PRESENTATION

The accompanying unaudited consolidated financial statements as of and for the three and six month periods ended June 30, 1998 and 1997 have been prepared in conformity with generally accepted accounting principles. The financial information as of December 31, 1997 is derived from Saliva Diagnostic Systems, Inc. (the "Company") consolidated financial statements included in the Company's Annual Report on Form 10-KSB/A for the year ended December 31, 1997. Certain information or footnote disclosures normally included in consolidated financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted, pursuant to the rules and regulations of the Securities and Exchange Commission. In the opinion of management, the accompanying consolidated financial statements include all adjustments necessary (which are of a normal and recurring nature) for the fair presentation of the results of the interim periods presented. The accompanying consolidated financial statements should be read in conjunction with the Company's audited financial statements for the year ended December 31, 1997, as included in the Company's Annual Report on Form 10-KSB/A for the year ended December 31, 1997.

Operating results for the three and six month periods ended June 30, 1998 are not necessarily indicative of the results that may be expected for the entire fiscal year ending December 31, 1998, or any other portion thereof.

Certain amounts have been restated for the consolidated financial statements for the periods ended June 30, 1998 due to adjustments made as a result of the audit of the Company's Annual Report on Form 10-KSB/A for the year ended December 31, 1997.

Subsequent to June 30, 1998, the Company amended the Company's Certificate of Incorporation declaring that each ten outstanding shares of the Company's Common Stock be converted and reconstituted into one share of Common Stock. As a result, all share amounts and values in these financial statements have been restated to reflect the reverse stock split.

2. INVENTORIES

Inventories are stated at the lower of cost or market determined on a first-in, first-out (FIFO) basis, and consist of the following:

                                             June 30,           December 31,
                                               1998                1997
                                         ---------------       --------------
         Raw materials                    $     252,881        $     280,438
         Work in process                         16,911               11,569
         Finished goods                          88,030              166,170
                                         ---------------       --------------
                                          $     357,822        $     458,177
                                         ===============       ==============


3. LOSS PER SHARE

The Company has adopted Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 128, "Earnings per Share" (SFAS
128). SFAS 128 changes the standards for computing and presenting earnings per share (EPS) and supersedes Accounting Principles Board Opinion No. 15, "Earnings per Share." Basic earnings per common share is computed using the weighted average number of shares of common stock outstanding for the period. Diluted earnings per common share is computed using the weighted average number of shares of common stock and dilutive common equivalent shares related to stock options and warrants outstanding during the period.

A net loss was reported in the second quarters and first six months of both 1998 and 1997, and accordingly, the denominator was equal to the weighted average outstanding shares with no consideration for outstanding options and warrants to purchase shares of the Company's common stock, because to do so would have been anti-dilutive. Stock options for the purchase of 219,550 shares, warrants for the purchase of 156,721 shares and approximately 1,034,548 shares which represent the number of common shares that preferred stock would convert into at June 30, 1998 were not included in loss per share calculations, because to do so would have been anti-dilutive.

4. ACCRUED EXPENSES


                                                      June 30,                 December 31,
                                                        1998                      1997
                                                   --------------            --------------
Accrued wages and salaries                       $       444,331           $       493,352
Accrued payroll taxes                                     83,803                    92,144
Accrued restructuring expenses                            13,040                   135,522
Litigation contingencies                                 801,000                   750,000
Other accrued liabilities                                  1,675                     2,926
                                                   --------------            --------------
                                                 $     1,343,849           $     1,473,944
                                                   ==============            ==============


5. SERIES 1998-A CONVERTIBLE REDEEMABLE PREFERRED STOCK

On January 26, 1998, the Company entered into a Securities Purchase Agreement with an investor for the issuance and sale of shares of the Company's newly designated Series 1998-A Convertible Preferred Stock, stated value $1,000 per share (the "1998-A Preferred Stock") (the "Preferred Offering"). Pursuant to the Securities Purchase Agreement, the Company sold a total of 1,500 shares of the 1998-A Preferred Stock to an investor for an aggregate purchase price of $1,500,000. See Management's Discussion and Analysis-Liquidity and Capital Resources for additional disclosure regarding the 1998-A Preferred Stock.

The 1998-A Preferred Stock is convertible into Common Stock of the Company at a beneficial conversion ratio, and as a result, a discount of $300,000 was recorded at the date of issuance of the 1998-A Preferred Stock. The discount will be accreted to deemed preferred dividends over the conversion period, which ends July 25, 1998. Additionally, the Company incurred offering costs related to the 1998-A Preferred Stock totaling approximately $120,000. These offering costs are reflected as a discount to the 1998-A Preferred Stock and will be accreted as deemed preferred dividends over the conversion period, which ends July 25, 1998. Deemed dividends of $195,208 and $197,708 at June 30, 1998 and March 31, 1998, respectively, have been recorded relating to the beneficial conversion ratio and offering costs. Dividends payable on conversion have been accrued for at $34,945. On April 28, 1998, 140 shares of the 1998-A Preferred Stock were converted into common in accordance with the agreement.

In connection with the issuance of the 1998-A Preferred Stock, the Company issued warrants to purchase up to 75,000 shares of Common Stock at an exercise price of $3.375 per share, which expire on January 26, 2003. The fair value of these warrants of $248,250 has been reflected as a discount to the 1998-A Preferred Stock and will be accreted as deemed preferred dividends over the conversion period, which ends July 25, 1998. Deemed dividends of $111,885 and $127,745 at June 30, 1998 and March 31, 1998, respectively, have been recorded related to the fair value of the warrants.

6. IMPACT OF RECENT ACCOUNTING PRONOUNCEMENTS

In June 1997, the FASB issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS 130). This statement establishes standards for reporting and displaying comprehensive income and its components in a full set of general purpose financial statements. The objective of SFAS 130 is to report a measure of all changes in equity of an enterprise that result from transactions and other economic events of the period other than transactions with owners. The Company adopted SFAS 130 during the first quarter of 1998. Comprehensive loss did not differ from currently reported net loss in the periods presented.

In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133). This statement establishes accounting and reporting standards requiring that every derivative instrument be recorded in the balance sheet as either an asset or liability measured at its fair value. SFAS 133 also requires that changes in the derivative instrument's fair value be recognized currently in results of operations unless specific hedge accounting criteria are met. SFAS 133 is effective for fiscal years beginning after June 15, 1999. The Company expects that adoption of SFAS 133 will have no impact on the Company's financial condition or results of operations.

7. CONTINGENCIES

Luc Hardy, a former director and officer of the Company, filed a complaint in Federal court against the Company and several individual defendants, including former directors and officers of the Company, making certain allegations, including breach of Mr. Hardy's employment agreement with the Company, intentional interference with contract by the individual defendants, slander and deceptive trade practices, all arising from his termination. The complaint seeks damages and punitive damages in an unspecified amount. A jury verdict for the plaintiff, which is not a final judgment, was rendered on July 25, 1997 in the approximate amount of $740,000. In October 1997, a hearing was held on the Company's motions to set aside the jury verdict and for a new trial. The Company is currently awaiting a decision. There can be no assurance such motions will be granted. A final judgment consistent with the jury verdict in this case will have a material adverse effect on the Company.

In February 1998, a lawsuit was filed by Ronald Lealos, the former President of the Company, who resigned in December 1996. The complaint alleges that Mr. Lealos was entitled to certain cash payments and benefits under an employment agreement whereby he would serve as the Company's president, and that the Company's failure to make such payments and grant such benefits constituted anticipatory breach and breach of that contract. In addition, the complaint alleges that the Company wrongfully rescinded options to purchase 385,500 shares of Common Stock in breach of a stock option agreement with Mr. Lealos. In March 1998, the Company filed an answer to the complaint in which it stated that the alleged employment agreement was not intended to be effective and was rescinded by the parties, and that the stock option agreement was not breached by the Company. The Company's answer also asserted numerous counterclaims against Mr. Lealos, including breach of fiduciary duty and conversion, for which the Company is seeking damages in excess of $1,500,000. There can be no assurance that the litigation will not be decided adverse to the Company and that such an adverse decision would not have a material adverse effect on the Company.

8. SUBSEQUENT EVENTS

Subsequent to June 30, 1998, the Company amended the Company's Certificate of Incorporation declaring that each ten outstanding shares of the Company's Common Stock be converted and reconstituted into one share of Common Stock. As a result, all share amounts and values in these financial statements have been restated to reflect the reverse stock split.

On July 30, 1998, the Company amended to eliminate the redemption rights pursuant to the Securities Purchase Agreement for the Series 1998-A Convertible Preferred Stock which is shown on the mezzanine level in the accompanying financial statements. As a result of this amendment, these shares will be accounted for as an equity instrument as of the date of the amendment.

On July 31, 1998, the Company amended the Securities Purchase Agreement with an investor for the issuance and sale of shares of the Company's newly designated Series 1998-B Convertible Preferred Stock, stated value $1,000 per share (the "1998-B Preferred Stock"). Pursuant to the Securities Purchase Agreement, the Company sold 500 shares of the 1998-B Preferred Stock to the investor for an aggregate purchase price of $470,000 (net of issuance costs of $30,000). The investor is committed to purchase an additional 1,000 shares of 1998-B Preferred Stock prior to April 3, 1999 for an aggregate purchase price of $940,000 (net of issuance costs of $60,000).

The 1998-B Preferred Stock is convertible into Common Stock of the Company at a beneficial conversion ratio and, as a result, a discount of $125,000 will be recorded at the date of issuance of the 1998-B Preferred Stock. The discount will be accreted to deemed dividends over the conversion period, which ends November 1, 1998.

In connection with the issuance of the 1998-B Preferred Stock, the Company issued warrants to purchase up to 25,000 shares of Common Stock at an exercise price of $3.375 per share, which expire on January 26, 2003. The fair value of these warrants of $253,750 will be reflected as a discount to the 1998-B Preferred Stock and will be accreted as deemed dividends over the conversion period which ends November 1, 1998.

       No dealer, sales representative or other individual has been authorized to give any information or make any representation not contained in this Prospectus in connection with this offering other than those contained in this Prospectus and if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or solicitation of an offer to buy the Common Stock by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that the information contained herein is correct as of any time subsequent to its date.

                               TABLE OF CONTENTS

                                                                                           Page
Available Information........................................................................2
Prospectus Summary...........................................................................3
Risk Factors.................................................................................5
The Company.................................................................................12
Management's Discussion and Analysis........................................................24
Market for Registrant's Common Equity and Related Stockholder Matters.......................30
Management..................................................................................31
Executive Compensation and Other Matters....................................................32
Security Ownership of Certain Beneficial Owners and Management..............................38
Selling Shareholder.........................................................................39
Description of Securities...................................................................40
Plan of Distribution........................................................................41
Legal Matters...............................................................................41
Experts.....................................................................................41
Changes in Accountants......................................................................41
Indemnification of Directors and Officers...................................................42
Additional Information......................................................................43
Index to Financial Statements..............................................................F-1

       Until October __, 1998 (40 days after the date of the Prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.





                        SALIVA DIAGNOSTIC SYSTEMS, INC.
                                  COMMON STOCK
                                   PROSPECTUS
                               SEPTEMBER __, 1998

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) arising under Section 174 of the General Corporation Law of Delaware, or
(iv) for any transaction from which the director derived an improper personal benefit.

       The Delaware Corporation Law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's by-laws, any agreement, vote of shareholders or otherwise.

       Article Ten of the Company's Certificate of Incorporation eliminates the personal liability of directors to the fullest extent permitted by Section 145 of the Delaware Corporation Law.

       The effect of the foregoing is to require the Company to indemnify the officers and directors of the Company for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

       INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION, SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

       The expenses in connection with the issuance and distribution of the securities being registered hereby will be borne by the Company and are estimated to be as follows:

Registration Fee.......................................$   738.92
Legal Fees...............................................7,500.00*
Accounting Fees..........................................2,500.00*

     Total.............................................$10,738.92*

---------------------
* Estimated

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

       Except for the sales pursuant to Regulation S, which were made in compliance with Regulation S, the sales of the following securities were made in reliance upon the exemption from the registration provisions of the Securities Act afforded by Section 4(2) thereof and/or Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering. The purchasers of these securities described below acquired them for their own account and not with a view to any distribution thereof to the public. The certificates evidencing the securities bear legends stating that the shares may not be offered, sold or transferred other than pursuant to an effective Registration Statement under the Securities Act, or an exemption from such registration requirements. The Company placed stop transfer instructions with its transfer agent with respect to all such securities.

       From October 1995 through November 1995, the Company issued 8% convertible debentures in an aggregate principal amount of $3,685,000 to the following persons pursuant to Regulation S under the Securities Act of 1933, as amended. These convertible debentures were ultimately converted into 7,901,380 shares of Common Stock.

                                                                        Principal Amount
Name                                                               of 9% Convertible Debenture
----                                                               ---------------------------
RBB Bank AG                                                          $850,000
Chumuel Lubkowski                                                     200,000
Yacov Barber                                                          250,000
Panshore Services, SA                                                 500,000
Tula Businesses                                                       500,000
International Entertainment Ventures, Ltd.                             60,000
Shulamit Pritzker                                                     600,000
EBC Zurich AG                                                          50,000
Rafael Lapidus                                                        175,000
R. Gukovitzky                                                         200,000
Meritxell Ltd.                                                        100,000
Yechiel Herzl                                                         200,000


       In November 1995, the Company received gross proceeds of $300,000 from a private offering of its securities. The offering consisted of Units; each Unit cost $100,000 and contained 100,000 shares of Common Stock and warrants to purchase an additional 150,000 shares at an exercise price of 50% of the closing bid price of the shares of Common Stock as reported by Nasdaq on the date the holder elects to exercise his warrant. The persons to whom the Company sold the Units are as set forth below:

Name                                                         Number of Units
----                                                         ---------------
Eugene Seymour                                                      1
Joel Scheinbaum                                                     1
Ronald Lealos                                                       0.3
Brian Bramell                                                       0.45
Gary Nathanson                                                      0.125
George Stanton                                                      0.125

       In April 1996, the Company issued to Whale Securities Co., L.P. ("Whale") warrants to purchase 1,000,000 shares of Common Stock for $1.00 per share, in settlement of a dispute between Whale and the Company. All of such warrants have been exercised.

       In May 1996, the Company issued 6,250 shares of Common Stock to each of Jack Wolff and Peter Lange, in full settlement of various claims Messrs. Wolff and Lange had against the Company.

       In March 1997, the Company sold $1,500,000 in principal amount of its 7.5% Convertible Debentures due February 28, 1999 (the "Debentures") to The Tail Wind Fund Ltd. Net cash proceeds to the Company were approximately $1,380,000. As of June 30, 1997, all of the Debentures were converted to a total of 1,764,428 shares of Common Stock. In October and November 1997, the Company issued to the holders of the Debentures an additional 363,642 shares of Common Stock upon exercise of their rights to reset shares under the subscription agreement for the Debentures. In January 1998, the Company issued to such holders an additional 1,198,851 reset shares of Common Stock.

       In March 1997, the Company issued to Grayson & Associates, Inc. a five-year warrant to purchase 89,552 shares of Common Stock for an exercise price of $1.34 per share in consideration of certain financial consulting services performed on behalf of the Company.

       In June and August 1997, the Company sold to certain investors a total of 4,082,905 shares of its Common Stock for an aggregate purchase price of $2,260,000. Net cash proceeds to the Company were $2,063,000. The persons to whom the shares were sold are as set forth below.

                                                                      Number of Shares
Name                                                                  of Common Stock
----                                                                  ----------------
Mark Alt                                                                       100,000
Sterling E. Baker                                                              100,000
Linda Bidell                                                                   200,000
Collin Bingham Trust                                                            50,000
Tanner Payne Boyer Trust                                                        50,000
E. Paul Brodsky, CPA, IRA                                                       25,000
Mary L. Brodsky, IRA                                                            25,000
Carol Bruckner                                                                  75,000
Center for Aids Research and
   Training, Inc.                                                              100,000
The Covette Community Property Trust                                           100,000
David Fitzpatrick                                                               50,000
David Freund                                                                 1,250,000
Gerald Grayson                                                                 200,000
Dean Greenberg                                                                  50,000
Harvey Katzman                                                                 100,000
Hollywood Pins Co. Pension Plan                                                200,000
Alan Lerner                                                                     20,000
Michael Lipkin                                                                 100,000
Sandy Linka                                                                     30,000

Kenneth J. McLachlan                                                           200,000
Gary Nathanson                                                                 100,000
Lisa Neuhof                                                                     25,000
Jack P. Slovak                                                                  50,000
Robert A. Slovak                                                                50,000
Stanton Law Corporation
    Profit Sharing Plan                                                         50,000
George L. Stanton                                                              100,000
The Tail Wind Fund Ltd.                                                        412,905
Linda Trester                                                                   20,000
WCGMG, Inc., DBPP                                                              100,000
Jacob Zamstein, MD                                                              50,000

       In August 1997, the Company issued to The Tail Wind Fund Ltd. a five-year warrant to purchase 100,000 shares of it Common Stock for an exercise price of $1.00 per share in consideration of certain finder's services performed on behalf of the Company.

       In August 1997, the Company issued to Grayson & Associates two five-year warrants to purchase 161,600 and 33,032 shares of Common Stock for an exercise price of $0.50 and $0.72656 per share, respectively, in consideration of certain financial consulting services performed on behalf of the Company.

       In December 1997, the Company issued to David Freund 1,035,714 shares of Common Stock upon exercise of his right to additional reset shares under the subscription agreement for his August 1997 private placement investment.

       In January 1998, the Company sold to Biscount Overseas Limited 1,500 shares of its Series 1998-A Convertible Preferred Stock, stated value $1,000 per share, for an aggregate purchase price of $1,500,000. Net cash proceeds to the Company were $1,380,000.

       In April 1998, the Company issued to The Tail Wind Fund Ltd. 1,496,630 shares of Common Stock upon exercise of its right to additional reset shares under the subscription agreement for its June 1997 purchase of Common Stock.

       In May 1998, the Company sold to Paul Bernstein a total of 1,562,500 shares of its Common Stock for an aggregate purchase price of $250,000.

       In August 1998, the Company entered into a securities purchase agreement pursuant to which Biscount Overseas Limited is obligated to purchase an aggregate 1,500 shares of its Series 1998-B Convertible Preferred Stock over an eight-month period for an aggregate purchase price of $1,500,000. Net proceeds to the Company at the end of that period will total $1,410,000.

ITEM 27.  EXHIBITS.

Exhibit                 Description
-------                 -----------
       3.1            Certificate of Incorporation, as amended, incorporated by reference to Exhibits 2.1 through 2.6 of the
                      Company's Registration Statement No. 33-46648 filed on Form S-1 (the "Form S-1"); and to Exhibit 2.7 of the
                      Company's Annual Report on Form 10-KSB for its fiscal year ended December 31, 1995
       3.2            Certificate of Amendment, dated February 25, 1997, incorporated by reference to Exhibit 2.2 of the Company's
                      Annual Report on Form 10-KSB for its fiscal year ended December 31, 1996
       3.3            Certificate of Amendment, dated November 21, 1997, incorporated by reference to Exhibit 3.3 of the Company's
                      Annual Report on Form 10-KSB for its fiscal year ended December 31, 1997 (the "1997 10-KSB")
       3.4            Certificate of Amendment, dated July 31, 1998, incorporated by reference to Exhibit 3.4 of the Company's
                      Quarterly Report on Form 10-QSB for its fiscal quarter ended June 30, 1998 (the "1998 10-QSB")
       3.5            Company's By-laws, as amended, incorporated by reference to Exhibit 3.4 of the 1997 10-KSB
       4.1            Specimen of Certificate Representing Common Stock, incorporated by reference to Exhibit 4.1 to the Company's
                      Registration Statement on Form S-1 (Registration No. 33-46648)
       4.2            Form of Underwriter's Warrant, incorporated by reference to Exhibit 4.2 of the Form S-1
       4.3            7.5% Convertible Debenture due February 28, 1999, issued by the Company to The Tail Wind Fund, Ltd. on March
                      11, 1997, incorporated by reference to Exhibit 4 to the Company's Quarterly Report on Form 10-QSB for its
                      fiscal quarter ended March 31, 1997
       4.4            Common Stock Purchase Warrant for 89,552 shares, issued by the Company to Grayson & Associates on March 14,
                      1997, incorporated by reference to Exhibit 4.3 of the Company's Registration Statement on Form SB-2
                      (Registration No. 333-26795)
       4.5            Letter Agreement dated May 28, 1997 between the Company and The Tail Wind Fund Ltd., incorporated by reference to Exhibit 4.9 to the Company's Current Report on Form 8-K dated June 5, 1997 (File No. 000-21284)
                      (the "June 1997 8-K")
       4.6            Letter Agreement dated June 27, 1997 between the Company and The Tail Wind Fund Ltd., incorporated by reference to Exhibit 4.10 to the June 1997 8-K
       4.7            Common Stock Subscription Agreement dated as of June 30, 1997 by and between the Company and The Tail Wind
                      Fund Ltd., incorporated by reference to Exhibit 4.2 of the June 1997 8-K
       4.8            Common Stock Subscription Agreement dated as of June 30, 1997 by and between the Company and the investors set forth on Schedule A thereto, incorporated by reference to Exhibit 4.3 of the June 1997 8-K
       4.9            Registration Rights Agreement dated as of June 30, 1997 between the Company and The Tail Wind Fund Ltd., incorporated by reference to Exhibit 4.4 of the June 1997 8-K

       4.10           Form of Registration Rights Agreement dated as of June 30, 1997 between the Company and the investors set forth on Schedule A to the Common Stock Subscription Agreement dated as of June 30, 1997 by and between the
                      Company and the investors set forth on Schedule A thereto, incorporated by reference to Exhibit 4.5 of the
                      June 1997 8-K
       4.11           Form of Warrant issued to each of Grayson & Associates, Inc. and The Tail Wind Fund Ltd., incorporated by reference to Exhibit 4.1 of the June 1997 8-K
       4.12           Common Stock Subscription Agreement dated as of August 22, 1997 by and between the Company and David Freund, incorporated by reference to Exhibit 10.5 of Amendment No. 1 to  the Company's Registration Statement on
                      Form S-3 dated September 26, 1997 (Registration No. 333-33429) (the "S-3/A")
       4.13           Registration Rights Agreement dated as of August 22, 1997 between the Company and David Freund, incorporated by reference to Exhibit 10.6 of the S-3/A
       4.14           Certificate of Designations, Rights and Preferences of the Series 1998-A Convertible Preferred Stock,
                      incorporated by reference to Exhibit 4.1 of the Company's Current Report on Form 8-K, dated January 26, 1998
       4.15           Warrant dated as of January 26, 1998 issued to Biscount Overseas Limited, incorporated by reference to
                      Exhibit 4.3 of the Company's Registration Statement on Form S-3 dated February 26, 1998 (Registration
                      No. 333-46961) (the "1998 S-3")
       4.16           Amended Certificate of Designations, Rights and Preferences of the Series 1998-A Convertible Preferred
                      Stock, incorporated by reference to Exhibit 4.14 of the 1998 10-QSB
       4.18           Securities Purchase Agreement dated as of January 26, 1998 between the Company and Biscount Overseas
                      Limited, incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K, dated
                      January 26, 1998 (the "January 8-K")
       4.19           Registration Rights Agreement dated as of January 26, 1998 between the Company and Biscount Overseas
                      Limited, incorporated by reference to Exhibit 10.2 of the Company's January 8-K
       4.20           Placement Agent Agreement dated as of January 26, 1998 between the Company and Aryeh Trading, Inc.
                      incorporated by reference to Exhibit 10.3 of the January 8-K
       4.21           Certificate of Designations, Rights and Preferences of the Series 1998-B Convertible Preferred Stock,
                      incorporated by reference to Exhibit 4.16 of the 1998 10-QSB
       4.22           Amendment to Securities Purchase Agreement dated as of January 26, 1998, dated as of July 30, 1998 between the Company and Biscount Overseas Limited
       4.23           Amendment to Registration Rights Agreement dated as of January 26, 1998, dated as of July 30, 1998 between the Company and Biscount Overseas Limited
       4.24           Placement Agent Agreement dated as of July 30, 1998 between the Company and Arych Trading Inc.
       5              Opinion of Bryan Cave LLP
       10.1           Consulting Agreement, dated May 20, 1996, between the Company and International Business Consultants
                      Limited, incorporated by reference to Exhibit 10.1 to the Company's Annual Report on Form 10-KSB for its
                      fiscal year ended December 31, 1996 (the "1996 10-KSB")
       10.2           Consulting Agreement, dated January 27, 1994, between the Company and Duke Van Kalken, incorporated by reference to Exhibit 10.16 of the Company's Annual Report on Form 10-KSB for its fiscal year ended December
                      31, 1993 (the "1993 10-KSB")
       10.3           Employment Agreement, dated August 9, 1994, between the Company and David Barnes, incorporated by reference to Exhibit 10.3 to the 1996 10-KSB
       10.4           1992 Stock Option Plan, incorporated by reference to Exhibit 10.1 of the Form S-1

       10.5           1994 Stock Option Plan, incorporated by reference to Exhibit A of the Proxy Statement for the Company's
                      1994 Annual Meeting
       10.6           Lease Agreement, dated June 13, 1994, between Technology Parks Private Limited and Saliva Diagnostic Systems
                      (Singapore) Pte. Ltd., incorporated by reference to Exhibit 10.2 of the 1995 10-KSB
       10.7           Amendment, dated February 20, 1997, to Lease Agreement, dated June 13, 1994, between Technology Parks
                      Private Limited and Saliva Diagnostic Systems (Singapore) Pte. Ltd., incorporated by reference to Exhibit
                      10.7 to the 1996 10-KSB
       10.8           Lease Agreement between the Company and East Ridge Business Park, incorporated by reference to Exhibit 10.14 of the Form S-1
       10.9           Lease Agreement for additional premises between the Company and East Ridge Business Park, incorporated by reference to Exhibit 10.14 of the Form S-1
       10.10          Amendment, dated June 14, 1996, to Lease Agreement between the Company and East Ridge Business Park, incorporated by reference to Exhibit 10.10 to the 1996 10-KSB
       10.11          License Agreement, dated March 22, 1994, between the Company and Orgenics, Ltd., incorporated by reference to Exhibit 10.7 of the 1993 10-KSB
       10.12          License Agreement between Saliva Diagnostic Systems, Inc. and Saliva Diagnostic Systems (Singapore) Pte.
                      Ltd., incorporated by reference to Exhibit 10.10 to the Company's Annual Report on Form 10-KSB for its
                      fiscal year ended December 31, 1994 (the "1994 10-KSB")
       10.15          Consulting Agreement, dated December 5, 1997, between the Company and International Business Consultants
                      Limited, incorporated by reference to Exhibit 10.16 of the 1997 10-KSB
       10.16          Sub-License Agreement by and among Saliva Diagnostic Systems, Pte. Ltd., Saliva Diagnostic Systems, Inc.
                      Fremont Novo Sciences, L.L.C. and the Company dated February 21, 1995, incorporated by reference to Exhibit
                      10.17 of the 1997 10-KSB
       10.17          Amendment to Sub-License Agreement, dated March 8, 1995, incorporated by reference to Exhibit 10.18 of the
                      1997 10-KSB
       10.18          Agreement between Unilever PLC and the Company dated December 15, 1997, incorporated by reference to Exhibit
                      10.19 of the 1997 10-KSB
       21             List of Significant Subsidiaries, incorporated by reference to Exhibit 21.1 of the Form S-1
       23.1           Consent of Jeffrey S. Gilbert, CPA (successor to the audit firm of Hollander, Gilbert & Co.)
       23.2           Consent of Arthur Andersen LLP
       23.3           Consent of Bryan Cave LLP (included in Exhibit 5)
       24             Powers of Attorney (included at signature page to this registration statement)

ITEM 28. UNDERTAKINGS

       (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

       (b) The Company hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

       (i) include any prospectus required by Section 10 (a)(3) of the Securities Act;

       (ii) reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

       (iii) include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (4) For purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of a Registration Statement in reliance upon Rule 430A and contained in the form of Prospectus filed by Registrant pursuant to Rule 424 (b)(1) or (4) under the Securities Act shall be deemed to be part of the Registration Statement as of the time it was declared effective.

       (5) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, State of Washington, on September 2, 1998. Each of such persons appoints Kenneth J. McLachlan and Eric F. Stoer or each of them with full power to act without the other, his true and lawful attorneys-in-fact and agents of him and on his behalf and in his name, place and stead, and in any and all capacities, with full and several power of substitution, to sign and file with the proper authorities any and all documents in connection with this Registration Statement on Form SB-2, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

                                SALIVA DIAGNOSTIC SYSTEMS, INC.


                                By:/s/ Kenneth J. McLachlan
                                   ----------------------------
                                Kenneth J. McLachlan
                                President and Chief Executive Officer


       Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


     SIGNATURE                                                  TITLE                                                 DATE
/s/ Kenneth J. McLachlan                  Director, President, Chief Executive Officer,                        September 2, 1998
------------------------                  Chief Financial Officer and Chief
Kenneth J. McLachlan                      Accounting Officer


/s/ Eric F. Stoer                         Director                                                             September 2, 1998
--------------------
Eric F. Stoer


/s/ Hans R. Vauthier                      Director                                                             September 2, 1998
--------------------
Hans R. Vauthier


/s/ Paul P. Bernstein                     Director                                                             September 2, 1998
---------------------
Paul P. Bernstein


/s/ Paul D. Slowey                        Chief Operating Officer and
------------------                        Vice President of Marketing                                          September 2, 1998
Paul D. Slowey